EXHIBIT 3.4

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP
OF
ROYAL HAWAIIAN ORCHARDS, L.P.

This Agreement of Limited Partnership entered into as of April 14, 1986, as amended and restated as of October 14, 1989, and as further amended and restated effective as of March 10, 2008, and as amended effective as of October 1, 2012, is made by and among ML Resources, Inc., a Hawaii corporation, (formerly known as Mauna Loa Resources, Inc.) as managing general partner, and ML Resources, Inc. as attorney-in-fact for each of the Limited Partners of this Limited Partnership as provided herein.  This Amended and Restated Agreement of Limited Partnership was approved by a vote of a Majority Interest, as defined herein, at a meeting of Unitholders called and held on March 10, 2008, in Honolulu, Hawaii, USA.

The Partnership was formed as a limited partnership under the laws of the State of Delaware pursuant to an Agreement of Limited Partnership dated April 14, 1986 and a Certificate of Limited Partnership dated April 14, 1986 filed by the Partnership with the Office of the Secretary of State of Delaware.  The Agreement of Limited Partnership was amended and restated as of October 14, 1989.  Thereafter, the Partnership’s special general partner withdrew, the Partnership continued without dissolution, and all Class B units were cancelled.

NOW, THEREFORE, the Agreement of Limited Partnership, as previously amended and restated, is further amended and restated in its entirety as follows:

ARTICLE I.
DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set forth below except as otherwise specifically modified:

“Additional Limited Partner” means a Person admitted to the Partnership pursuant to Section 13.2 as a Limited Partner.

“Adjusted Basis” means, with respect to Partnership assets as of any date of determination, the Partnership’s adjusted basis in such assets, as determined for federal income tax purposes.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 7.10(D).

“Affiliate” means any person that directly or indirectly controls, is controlled by, or is under common control with the Person in question.  As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” of the Original Orchard Properties contributed by Mauna Loa to the Partnership in exchange for Units pursuant to Section 7.1 means the sum of (a) the excess of (i) that amount arrived at by multiplying the Initial Class A Unit Issue Price by four million, over (ii) the consideration other than the Original Orchard Properties transferred by Mauna Loa and Ka’u for the Class A Units pursuant to Section 7.1 (as determined by the Managing General Partner), and (b) the amount of any liabilities either assumed by the Partnership upon such exchange or to which such Contributed Properties are subject when contributed.  The “Agreed Value” of any other Contributed Property transferred to the Partnership means the fair market value of such property as determined by the Managing General Partner using such reasonable method of valuation as it may adopt.  The Managing General Partner may, in its discretion, utilize such methods as it deems reasonable and appropriate to allocate the aggregate Agreed Value of multiple Contributed Properties transferred to the Partnership in a single or integrated transaction among the individual Contributed Properties.  The Agreed Value of any property shall reflect any adjustment made pursuant to Section 7.10(C).

“Agreement” means this limited partnership agreement as the same may be amended from time to time.

“Allocable Share” means (a) as to the Managing General Partner, .99%, (b) as to the Special General Partner, .01%, and (c) as to a Limited Partner or Assignee, at any particular time, 99% multiplied by the number of Class A Units owned by such Limited Partner or Assignee and divided by the total number of Class A Units outstanding at such time.

“Annual Indicated Distributions per Unit” means, with respect to each Class A Unit, $1.00 for 1986, $1.05 for 1987, $1.10 for 1988, $1.15 for 1989 and $1.20 for all subsequent years; provided that in the event the Partnership makes any Capital Distributions, “Annual Indicated Distributions per Unit” shall thereafter mean an amount with respect to each Class A Unit for each calendar year equal to the product of the Unrecovered Class A Capital as of the beginning of such year multiplied by the following percentages:

Year	Percentage
1986	10.0%
1987	10.5%
1988	11.0%
1989	11.5%
All subsequent years	12.0%

Notwithstanding the foregoing, solely for the purpose of determining the Indicated Distributions for any quarter during a year after 1990 in order to calculate the number of Class B Units that may be converted to Class A Units for such year pursuant to Section 7. 11(C) and the number of Class A Units that may be issued for such year pursuant to Section 7.12 (but not for the purpose of determining the Indicated Distributions for any year prior to the year for which such calculation is being made or for any other purpose under this Agreement), the term “Annual Indicated Distributions per Unit” shall mean, with respect to any Class A Unit, an amount equal to the product of the Unrecovered Class A Capital at the beginning of such year multiplied by 13%.  If the Unrecovered Class A Capital is reduced during a year due to a Capital Distribution, the Annual Indicated Distributions per Unit shall be reduced for the period after such Capital Distribution to reflect the reduction in Unrecovered Class A Capital.  Appropriate adjustments shall also be made to the Annual Indicated Distributions per Unit for any Class A Unit splits.

“Assignee” means a Person to whom one or more Units have been transferred in accordance with Article 12, and who has not become a Substituted Limited Partner.

“Book-Tax Disparities” means differences that exist between the balance of a Partner’s Capital Account, as maintained pursuant to Section 7.10, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles (such disparities reflecting the differences between the Carrying Value of either Contributed Properties or Adjusted Properties, as adjusted from time to time, and the Adjusted Basis thereof).

“Capital Account” means the capital account maintained for each Partner and Assignee pursuant to Section 7.10.

“Capital Contribution” means any cash or Contributed Property which a Contributing Partner contributes or is deemed to have contributed to the Partnership pursuant to Article 7.

“Capital Conversion Balance” means, as of any point in time, that amount as determined at such time, equal to any contribution to the Partnership made pursuant to Section 7.2(C) by Mauna Loa reduced by cumulative Conversion Reduction Amounts with respect to prior issuances of Class A Units to Mauna Loa pursuant to Section 7.12.

“Capital Distributions” means, at any time of determination, the cumulative amounts of any distributions made pursuant to Section 9.1(B)(3) with respect to a Class A Unit from the Capital Transaction Account on or prior to such time.  Any Class A Units issued pursuant to Section 7.11(C) or 7.12 shall be deemed to have received all Capital Distributions made with respect to the Class A Units issued in the Initial Offering.

“Capital Expenditures” means expenditures for the acquisition of assets having a useful life to the Partnership of more than one year.

“Capital Transaction” means a sale, condemnation, exchange, or other disposition (or series of related dispositions) of assets with a fair market value in excess of 10% of the fair market value of all assets of the Partnership, as determined by the Managing General Partner utilizing such reasonable valuation methods as it deems appropriate.  In the event the proceeds of any Capital Transaction are to be paid in more than one installment then each such installment shall be treated as a separate Capital Transaction for purposes of this Agreement, except for the purpose of determining whether more than 10% of the Partnership assets have been disposed of.

“Capital Transaction Account” means that segregated account maintained in accordance with Section 10.6(C).

“Capital Transaction Premium” means that amount determined with respect to a Capital Transaction by multiplying (a) the initial Carrying Value of the property disposed of in the subject Capital Transaction by (b) a percentage determined with respect to the period in which the Capital Transaction occurs according to the following schedule: 14% if the Capital Transaction occurs in 1986 and reduced by 1% per calendar year thereafter.

“Capital Transaction Premium per Unit” means that amount determined with respect to a Capital Transaction equal to the product of (a) the Capital Transaction Premium with respect to the property disposed of in the Capital Transaction divided by the number of Class A Units issued in the Initial Offering, multiplied by (b) 99%.

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation and cost recovery deductions charged to Capital Accounts pursuant to Section 7.10(A) with respect to such Contributed Property, and (b) with respect to any property other than a Contributed Property, the Adjusted Basis of such property.  The Carrying Value of the Partnership Properties shall be adjusted from time to time in accordance with Sections 7.10(C), 7.10(D) and 7.10(E) and to reflect charges, additions, or other adjustments to such Carrying Values for dispositions, acquisitions or improvements of Partnership Properties, as deemed appropriate by the Managing General Partner.

“Cash Account” means that segregated account maintained in accordance with Section 10.6(A).

“Cash Account Subsidy Ratio” means the quotient of (a) the Initial Class A Unit Issue Price multiplied by 4 million, divided by (b) the sum of (i) the initial balance of the Over-Allotment Cash Account and (ii) the Initial Class A Unit Issue Price multiplied by 4 million.

“Certificate” means a non-negotiable certificate issued by the Partnership evidencing ownership of one or more Class A Units.

“Certificate of Limited Partnership” means the certificate of limited partnership for the Partnership recorded or filed pursuant to the Delaware Act, as the certificate may be amended or restated from time to time.

“Class A Units” means those units of limited partners’ interest in the Partnership acquired or issued pursuant to this Agreement.

“Class B Units” means those contingent rights issued by the Partnership pursuant to Section 7.1 representing the right to be issued additional Class A Units pursuant to Section 7.11.

“Class B Unitholders” means the holders of Class B Units from time to time.

“Closing Date” means the “First Closing Date” as defined in the Underwriting Agreement.

“Code” means the Internal Revenue Code of 1954, as amended and in effect from time to time.  References in this Agreement to the Code or to sections of the Code shall include any successor statutes or sections.

“Contributed Property” means property transferred to the Partnership by a Contributing Partner as a contribution to the Partnership (or deemed to have been contributed to the Partnership upon a termination of the Partnership pursuant to Section 708 of the Code), any such property retaining its status as Contributed Property until becoming Adjusted Property as a result of adjustments to its Carrying Value made following its contribution (or deemed contribution).

“Contributing Partner” means each Partner or Assignee transferring a Contributed Property to the Partnership as a contribution to the Partnership (or as a deemed contribution upon a termination of the Partnership pursuant to Section 708 of the Code).

“Conversion Reduction Amount” means, as of any point in time at which Class A Units are issued pursuant to either Section 7.11(C) or 7.12, that amount equal to (a) in the case of an issuance under Section 7.11(C), the Cumulative Excess Distributions relating to such issuance and (b) in the case of an issuance under Section 7.12. (i) if the number of Class A Units issued is determined under the formula set forth in Section 7.12(A), the Cumulative Excess Distributions relating to such issuance, and (ii) if the number of Class A Units is determined under the formula set forth in Section 7.12(B), the Unit Price of the Class A Units multiplied by the number of Class A Units issued at such point in time.

“Conveyance Agreement” means those certain agreements, designated as the Conveyance Agreement and the Assignment of Lease and Consent, to be entered into among the General Partners, Ka’u and the Partnership wherein the General Partners and Ka’u contribute and convey to the Partnership certain assets and the Partnership agrees to assume certain liabilities as such assets and liabilities are provided therein.

“Cumulative Distribution Deficit,” as determined at any point in time, means that amount, if any, equal to the excess of (a) the sum of any Distribution Deficits for each calendar quarter of the Partnership beginning with the calendar quarter which includes the Closing Date and ending on or prior to such point of determination, over (b) the sum of any Excess Distributions for each calendar quarter of the Partnership beginning with the calendar quarter which includes the Closing Date and ending on or prior to such point of determination.  The Cumulative Distribution Deficit attributable to the Class A Units issued in the Initial Offering shall not be reduced or otherwise diluted with respect to such Class A Units upon issuances of additional Units pursuant to Section 7.8.

“Cumulative Distribution Deficit per Unit,” as determined at any point in time, means an amount equal to the product of (a) the Cumulative Distribution Deficit at such point in time divided by the number of Class A Units outstanding at such point in time, multiplied by (b) 99%.

“Cumulative Excess Distributions,” as determined at any point in time. means that amount, if any, equal to the excess of (a) the sum of any Excess Distributions for each calendar quarter of the Partnership beginning with the calendar quarter which includes the Closing Date and ending on or prior to such point of determination, over (b) the sum of (i) the sum of any Distribution Deficits for each calendar quarter of the Partnership beginning with the calendar quarter which includes the Closing Date and ending on or prior to such point of determination, (ii) the cumulative Conversion Reduction Amounts with respect to prior issuances of Class A Units to Mauna Loa pursuant to Sections 7.11(C) and 7.12 and (iii) amounts distributed to the Partners and Assignees pursuant to Section 9.1(B)(1).

“Current Carrying Value per Unit” means, with respect to any Partnership Property, the product of (a) the Carrying Value of such Property at the time of its disposition by the Partnership divided by the number of Class A Units outstanding at the time of such disposition, multiplied by (b) 99%.

“Deferred Account” means that account that will be maintained for a Class B Unitholder with respect to such Unitholders’ Class B Units.

“Deficit Cash Flow” means, as determined for each calendar quarter, the excess, if any, of (a) the sum of (i) the Indicated Distributions for such quarter, and (ii) any Incentive Fee payable for such quarter, over (b) the Net Cash Flow for such quarter.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended and in effect from time to time.

“Departing Partner” means a General Partner, as of the effective date of any withdrawal or removal of such General Partner.

“Depositary” means any Person selected by the Managing General Partner to serve as depositary or any successor to it as depositary under the Depositary Agreement or any other Person appointed to serve as depositary.

“Depositary Agreement” means the agreement so designated, to be entered into between the Partnership and the Depositary, as it may be amended or supplemented from time to time.

“Depositary Receipt” means a depositary receipt, executed and delivered by the Depositary or agents appointed by the Depositary in accordance with the Depositary Agreement, evidencing ownership of one or more Depositary Units.

“Depositary Unit” means a Class A Unit on deposit with the Depositary pursuant to the Depositary Agreement.

“Distribution Deficit,” as determined for each calendar quarter, means the excess, if any, of (a) the Indicated Distributions for such quarter, over (b) the actual distributions to the Partners and Assignees for such quarter pursuant to Sections 9.1(A) and 9.1(B)(1).

“Excess Cash Flow,” as determined for each calendar quarter, means the excess, if any, of (a) the Net Cash Flow for such quarter, over (b) the sum of (i) the Indicated Distributions for such quarter, and (ii) any Incentive Fee payable for such quarter.

“Excess Distributions,” as determined for each calendar quarter, means the excess, if any, of the (a) the actual distributions to the Partners and Assignees for such quarter pursuant to Sections 9.1(A) and 9.1(B)(1) over (b) the Indicated Distributions for such quarter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor to such statute.

“Farming Fee” means the fee payable to Mauna Loa pursuant to the Farming Contract to be entered into between the Partnership and Mauna Loa.

“Final Determination” means a final adjudication regarding subject federal income tax issues or a final administrative determination of such issues agreed to by Mauna Loa or the Managing General Partner.

“First Year Deficit Cash Flow” means the excess, if any, of (a) the sum of (i) the Indicated Distributions for the quarter ending December 31, 1986, (ii) the accounts and fees payable by the Partnership as of December 31, 1986, and (iii) $3.5 million, over (b) the sum of (i) the balance of the Cash Account as of December 31. 1986, (ii) the balance of the Operating Cash Account as of December 31, 1986 (after any required transfers from the Over-Allotment Cash Account through such date), and (iii) the accounts receivable of the Partnership as of December 31, 1986.

“First Year Excess Cash Flow” means the excess, if any, of (a) the sum of (i) the balance of the Cash Account as of December 31, 1986, (ii) the balance of the Operating Cash Account as of December 31, 1986 (after any required transfers from the Over-Allotment Cash Account through such date) and (iii) the accounts receivable of the Partnership as of December 31, 1986, over (b) the sum of (i) the Indicated Distributions for the quarter ending December 31, 1986, (ii) the accounts and fees payable by the Partnership as of December 31, 1986, and (iii) $3.5 million.

“General Partner Capital Account” means that Capital Account maintained for each General Partner with respect to the interest of such General Partner as a general partner of the Partnership.

“General Partners” means MLR and Mauna Loa in their capacity as general partners of the Partnership, and any successor or additional general partners.  “General Partner” means one of the General Partners.

“Gross Expenses” means all expenditures of the Partnership, computed by the accrual method of accounting, whether incurred directly or indirectly, with respect to the Partnership’s operations and activities during the relevant period, including, but not limited to, costs of farming, insurance, taxes, rentals, general and administrative expense, and payments of principal and interest on indebtedness of the Partnership (other than principal payments on debt having a term of one year or less), but not including Capital Expenditures of the Partnership (or any depreciation or amortization with respect to such Capital Expenditures), depreciation or amortization with respect to Contributed Properties or Adjusted Properties, expenditures in connection with a Capital Transaction, the Farming Fee, Management Fee or Incentive Fee incurred during the relevant period, or any deemed expenditure of the Partnership as a result of an allocation of a portion of the initial value (or Adjusted Basis) of the Contributed Properties to inventory items.  “Gross Expenses” also includes reserves established, in the Managing General Partner’s discretion, for any potential expenditures of the Partnership or in order to effect a leveling of Partnership distributions.

“Gross Revenues” means all receipts of the Partnership from any source, computed by the accrual method of accounting, including cash amounts released from reserves previously established for Gross Expenses, but does not include loan proceeds, net recoveries under insurance policies, other net receipts representing a recovery for the loss or destruction of Partnership assets, proceeds of a Capital Transaction or capital contributions to the Partnership.

“Incentive Fee” means the fee paid to the Managing General Partner pursuant to Section 4.2.

“Indicated Distributions” means, with respect to any calendar quarter, the quotient of (a) the product obtained by multiplying the Quarterly Indicated Distributions per Unit for such quarter by the number of Class A Units outstanding on the Record Date for payment of regular cash distributions for such quarter or, if no cash distributions were paid for such quarter, the number of Class A Units outstanding on the last business day of such quarter, divided by (b) 99%.

“Initial Carrying Value per Unit” means, with respect to any Partnership Property, the product of (a) the Carrying Value of such Property at the date of its acquisition by the Partnership divided by the number of Class A Units outstanding on such date, multiplied by (b) 99%.

“Initial Class A Unit Offering Price” means that price specified in the Underwriting Agreement as the price at which a Class A Unit will be offered by the Underwriters to the public.

“Initial Class A Unit Issue Price” means that price specified in the Underwriting Agreement as the price at which a Class A Unit will be Purchased by the Underwriters.

“Initial Contribution” means cash in the aggregate amount of $2.0 million, reduced by the cash contributed by Mauna Loa and MLR pursuant to Section 7.2(A)(1) and 7.2(B)(1), to be contributed by Mauna Loa to the Partnership on the Closing Date in exchange for Class A Units.

“Initial Limited Partner” means Mauna Loa.

“Initial Offering” means the initial public offering of the Depositary Units, as more fully described in the Registration Statement.

“Issue Price” means the price at which a Unit is purchased from the Partnership.

“Ka’u” means Ka’u Agribusiness Co., Inc., and any successor to Ka’u Agribusiness Co., Inc., by merger or consolidation or by sale or transfer of all or substantially all of the assets of Ka’u Agribusiness Co., Inc.

“Limited Partner Capital Account” means that Capital Account maintained for each Limited Partner or Assignee with respect to such Limited Partner’s or Assignee’s Class A Units.

“Limited Partners” means the Initial Limited Partners and the holders of Class A Units who have been admitted to the Partnership as Substituted Limited Partners or as Additional Limited Partners.  “Limited Partner” means one of the Limited Partners.

“Majority Interest” means those Persons holding more than fifty percent (50%) of the Class A Units eligible to receive notice of or to vote or consent with respect to any matter.

“Management Fee” means the fee paid to the Managing General Partner pursuant to Section 4.1.

“Managing General Partner” means MLR or its successor as managing general partner of the Partnership.

“Mauna Loa” means Mauna Loa Macadamia Nut Corporation, a Hawaii corporation, and any successor to Mauna Loa Macadamia Nut Corporation by merger or consolidation or by sale or transfer of all or substantially all of the assets of Mauna Loa Macadamia Nut Corporation.

“MLR” means Mauna Loa Resources Inc., a Hawaii corporation, and any successor to Mauna Loa Resources Inc., by merger or consolidation or by sale or transfer of all or substantially all of the assets of Mauna Loa Resources Inc.

“National Securities Exchange” means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended.

“Net Agreed Value” means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, (b) in the case of any property distributed to a Partner pursuant to Section 9.2 or distributed in liquidation of the Partnership pursuant to Section 15.4(C), the Partnership’s Carrying Value for such property at the time such property is distributed reduced by any liabilities attributable to such property either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

“Net Cash Flow” means, for any period, the Operating Cash Flow for such period, less the sum of (a) the Farming Fee for such period and (b) the Management Fee for such period.

“Net Proceeds of a Capital Transaction” means the proceeds received by the Partnership in connection with a Capital Transaction, after (a) the payment of all costs and expenses of any kind or nature incurred by the Partnership in connection with such Capital Transaction, (b) the utilization of any such proceeds in connection with the discharge of debts and other obligations of the Partnership required or intended (as determined by the Managing General Partner, in its sole and absolute discretion) to be discharged with the proceeds of such Capital Transaction and (c) the retention of such proceeds or a portion thereof in connection with the creation of or addition to any reserves established by the Managing General Partner, in its sole discretion, to provide for any amounts required to be paid by the Partnership.  “Net Proceeds of a Capital Transaction” does not include any interest payable on installment obligations received by the Partnership upon a Capital Transaction.

“Operating Cash Account” means that Segregated Account maintained in accordance with Section 10.6(D).

“Operating Cash Flow” means, with respect to any period, the Gross Revenues for such period less the Gross Expenses for such period, plus (i) payments received by the Partnership under a Cash Flow Warranty Agreement, dated as of July 1, 1989, among Ka’u Agribusiness Co. Inc., a Hawaii corporation, Mauna Kea Agribusiness Co., Inc., a Hawaii corporation, and Mauna Loa Orchards, LP., a Hawaii limited partnership, and (ii) similar cash flow warranty or stabilization payments received by the Partnership to supplement the cash flows from particular orchards.

“Organization Expenses” means all expenses incurred by the Partnership or Mauna Loa in connection with the organization of the Partnership, the transfer of the Original Orchard Properties to the Partnership and the Initial Offering.

“Original Orchard Properties” means the entire interests in macadamia nut orchard properties transferred by Mauna Loa and Ka’u to the Partnership pursuant to Section 7.1 and the Conveyance Agreement.

“Over-Allotment Cash Account” means that segregated account maintained in accordance with Section 10.6(B),

“Over-Allotment Subsidy Ratio” means the quotient of (a) the initial balance of the Over-Allotment Cash Account, divided by (b) the sum of (i) the initial balance of the Over-Allotment Cash Account and (ii) the Initial Class A Unit Issue Price multiplied by 4 million.

“Partner” means a General Partner or a Limited Partner; and “Partners” means the General Partners and all Limited Partners.

“Partnership” means the limited partnership created by this Agreement and any successor partnership continuing the business of the Partnership which is a reformation or reconstitution of a partnership governed by this Agreement.

“Partnership Interest” means the interest of a Person in the Partnership.

“Partnership Property” means any and all property, real or personal, now or hereafter owned by the Partnership or in or to which the Partnership has any interest, right or claim.

“Person” means an individual, partnership, joint venture, estate, association, corporation, trust company, trust or other entity.

“Prescribed Asset Value” means, as of any date of determination, that amount determined by dividing (a) that amount equal to the product of (i) the total number of outstanding Class A Units (including Class A Units to be issued pursuant to Section 7.8, Section 7.11 or Section 7.12, if such issuance triggered an asset valuation pursuant to Section 7.10(D)) times (ii)(1) in the case of a valuation occasioned by an issuance of Class A Units pursuant to Section 7.11 or 7.12, an actual distribution pursuant to Section 9.2, or a deemed distribution occurring as a result of Section 708 of the Code (except as otherwise provided in clauses (2) or (3)), the Unit Price of such Class A Units as of the date of issuance or distribution, (2) in the case of a valuation occasioned by an issuance of Class A Units pursuant to Section 7.8 (except as otherwise provided in clause (4)) the Issue Price of such Class A Units, (3) in the case of a valuation occasioned by a deemed distribution and recontribution occurring in connection with the Initial Offering pursuant to Section 708 of the Code, the Initial Class A Unit Issue Price, or (4) in the case of an event described in Section 7.10(F), the Initial Class A Unit Offering Price, by (b) 99%.

“Prescribed Capital Balance” means, with respect to a Partner or Assignee as of any date of determination, that amount equal to the product obtained by multiplying (a) the Prescribed Asset Value as of such date, by (b) the Partner’s or Assignee’s Allocable Share as of such date (taking into consideration any Class A Units issued pursuant to Section 7.11 on such date).

“Quarterly Indicated Distributions per Unit” means, with respect to any calendar quarter of a particular year, one-fourth of the Annual Indicated Distributions per Unit for such year, provided that in determining the Quarterly Indicated Distributions per Unit for any relevant period within a quarter of a calendar year (including any partial quarter in 1986 and the quarter in which the Partnership is liquidated and its assets distributed), the Quarterly Indicated Distributions per Unit determined for such quarter shall be evenly prorated on a daily basis, based on the reduced number of days in the quarter.  If the Unrecovered Class A Capital is reduced during a quarter due to a Capital Distribution, the Quarterly Indicated Distributions per Unit for such quarter shall be reduced for the period after such Capital Distribution to reflect the reduction in Unrecovered Class A Capital.

“Recapture Income” means any income or gain of the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) treated as ordinary income for federal income tax purposes pursuant to any provision of the Code converting capital gain to ordinary income as a result of prior deductions.

“Record Date” means the date established by the Managing General Partner, in its discretion, for determining (a) the identity of Persons entitled to notice of or to vote at any meeting of the Partnership or entitled to vote by ballot or give consent to Partnership action in writing without a meeting or entitled to exercise rights in respect of any other lawful action, or (b) the identity of Persons entitled to receive any report or distribution from the Partnership as a Partner or Assignee.

“Record Holder” of a Depositary Unit means the Person in whose name the Depositary Receipt evidencing such Depositary Unit is issued, as registered on the books of the Depositary as of the close of business on a particular business day, and as applied to the holder of a Certificate means the Person shown as the owner of such Certificate on the records of the Depositary or the Partnership.

“Registration Statement” means the Registration Statement on Form S-1 (No. 33-4903) filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended to register the offering and sale of the Depositary Units in the Initial Offering, as it may be amended from time to time.

“Related Person” means a General Partner, any partner, officer, director or Affiliate of a General Partner, or any Person in which any of the foregoing has a material financial interest.

“Residual Gain” or “Residual Loss” means any net gain or net loss of the Partnership for federal income tax purposes resulting from a Capital Transaction, to the extent such net gain or net loss is not allocated under Section 8.2(B) to eliminate Book-Tax Disparities.

“Return of Capital” means any distribution to the extent that the distribution reduces the Partner’s share of the fair market value of the net assets of the Partnership below the value (as set forth in the Partnership’s books and records) of the contribution attributable to the Partner or his Assignee which has not been distributed to the Partner or his Assignee.

“Service” means the Internal Revenue Service.

“Special General Partner” means Mauna Loa in its capacity as the special general partner of the Partnership, or any successor thereto.

“Substituted Limited Partner” means a person who is admitted to the Partnership as a Limited Partner pursuant to this Agreement in place of and with all the rights of a Limited Partner pursuant to Section 13.1.

“Transfer Agent” means the Depositary or any bank, trust company, or other Person appointed by the Partnership to act as transfer agent for Depositary Receipts.

“Transfer Application” means a request for admission as a Substituted Limited Partner or Additional Limited Partner, an agreement to be bound by the terms of this Agreement and the Depositary Agreement, a power of attorney, and the provision of such other information as the Partnership shall request in such forms as are approved by the Partnership.

“Underwriters” means those underwriting firms listed in the Underwriting Agreement or an exhibit or schedule thereto that agree to purchase the Class A Units from Mauna Loa and the Partnership.

“Underwriting Agreement” means that agreement to be entered into prior to the Closing Date among Mauna Loa, on its own behalf and as agent for Ka’u, the Partnership and the Underwriters with respect to the purchase of the Class A Units by the Underwriters in the Initial Offering.

“Unit” means a Class A Unit or a Class B Unit.  “Units” means all of such Class A Units and Class B Units outstanding at the time of determination.

“Unit Price” of a Class A Unit or a Depositary Unit means, as of any date of determination, (a) if such Unit or Depositary Unit is one of a class of Depositary Units listed or admitted to trading on a National Securities Exchange, the average of the last reported sale prices per Depositary Unit regular way or, in case no such reported sale takes place on any such date, the average of the mean of the last reported bid and asked prices per Depositary Unit regular way, in either case on the principal National Securities Exchange on which such Depositary Units are listed or admitted to trading, for the five trading days immediately preceding the date of determination; (b) if such Unit or Depositary Unit is not of a class of Depositary Units listed or admitted to trading on a National Securities Exchange but is of a class quoted by NASDAQ, the average of the last reported sale prices per Depositary Unit if last reported sale prices are quoted by NASDAQ or, in case no such reported sale takes place on any such day or in case last reported sale prices are not quoted by NASDAQ, the average of the mean of the closing bid and asked prices per Depositary Unit, for the five trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the Managing General Partner for such purpose if said Bureau is not at the time furnishing quotations; or (c) if such Unit or Depositary Unit is not of a class of Depositary Units listed for trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of such Unit as of such date of determination, as determined by the Managing General Partner using any reasonable method of valuation it may select.  Notwithstanding the foregoing, for purposes of calculating the Incentive Fee payable to the Managing General Partner pursuant to Section 4.2, the term “Unit Price” shall be determined in the foregoing manner, but based on the sales prices of the Depositary Units on the first trading day of each month, rather than by means of a five-day average.  “Unit Price” of a Class B Unit means the fair market value of a Class B Unit as determined by the Managing General Partner using any reasonable method of valuation it may select.

“Unrealized Gain” attributable to a Partnership Property means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined under Section 7.10(D)(4) or 7.10(E)) as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 7.10(D) or 7.10(E) as of such date).

“Unrealized Loss” attributable to a Partnership Property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 7.10(D) or 7.10(E) as of such date) over the fair market value of such property (as determined under Section 7.10(D)(4) or 7.10(E)) as of such date of determination.

“Unrecovered Class A Capital” means, with respect to a Class A Unit, at any time of determination, $10 multiplied by the quotient of (a) the Initial Class A Unit Offering Price minus prior Capital Distributions with respect to such Class A Unit, divided by (b) the Initial Class A Unit Offering Price.

ARTICLE II.
THE LIMITED PARTNERSHIP

2.1                               Formation of the Partnership.  The General Partners and the Initial Limited Partner hereby form the Partnership as a limited partnership organized under the Delaware Act, which Act, as amended, and any successor statutes thereto pursuant to Section 3.11, and this Agreement shall govern the rights and liabilities of the parties and their successors in interest.

2.2                               Partnership Name.  The name of the Partnership is “Royal Hawaiian Orchards, L.P.”  The Partnership may conduct business under such other name or names as the Managing General Partner may from time to time deem necessary, appropriate or advisable, including the name of the Managing General Partner.  The Managing General Partner in its sole discretion may change the name of the Partnership at any time and from time to time.  The General Partners and the Limited Partners hereto shall promptly execute, and the Managing General Partner shall file and record with proper offices in each jurisdiction in which the Partnership does, or elects to do, business, and publish such certificates or other statements or instruments as are required by the limited partnership statute, fictitious name statute, assumed name statute or any other similar statute in effect in such jurisdiction in order to conduct the Partnership business therein as a partnership in which the limited partners have limited liability.

2.3                               Business and Purpose of the Partnership.  The business and purpose of the Partnership shall be, and shall be limited to, the acquisition, ownership, management, operation, development, leasing and disposition of macadamia nut orchard properties; the carrying on of any business and the doing of any act relating to or arising from the acquisition, ownership, management, operation, leasing and disposition of macadamia nut orchard properties that a limited partnership organized under the Delaware Act may carry on; the processing and marketing of macadamia nuts; the carrying on of any business and the doing of any act relating to or arising from the processing and marketing of macadamia nuts; the ownership of stock in any corporation or the entering into any partnership, joint venture or other similar arrangement, to engage in any of the foregoing; and anything incidental to the foregoing.

2.4                               Principal Place of Business.  The principal place of business of the Partnership shall be at 827 Fort Street, Honolulu, Hawaii, 96813, but the Managing General Partner may substitute or establish such other place or places of business for the Partnership (within or without the State of Hawaii) as it may, from time to time, deem necessary or appropriate; provided, however, that the Managing General Partner shall give the Limited Partners notice in writing of any change of address of the principal place of business of the Partnership and, in connection therewith, shall amend the Certificate of Limited Partnership in accordance with applicable requirements of law.  The Managing General Partner shall select one or more Persons to act as the registered agent for service of process on the Partnership and shall designate a registered office where such agent may be found.  The initial agent for service of process is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19501.

2.5                               Term of the Partnership.  The Partnership commenced on April 14, 1986, the date that the Certificate of Limited Partnership was filed in accordance with the provisions of the Delaware Act, and shall continue until December 31, 2086, or until the earlier termination of the Partnership in accordance with Article 15.

2.6                               Execution of Documents.  The Managing General Partner, on its own behalf and as attorney-in-fact for the other Partners of the Partnership pursuant to the power of attorney granted in Article 16, shall execute, acknowledge and file or deliver all certificates of limited partnership, amended or restated certificates, instruments or other documents and counterparts thereof and make all filings and recordings and perform all other acts as shall be necessary to comply with the laws of the State of Delaware for the formation, continuation or reformation of the Partnership, thereafter for the continued good standing of the Partnership, and, when appropriate, for the termination of the Partnership.  The Managing General Partner shall also execute such certificates, amended or restated certificates and other documents conforming hereto and do such filing, recording, publishing and other acts as may be appropriate to comply with the requirements of law for the formation, continuation, reformation, qualification and/or operation of a limited partnership (or as a partnership in which the limited partners have limited liability) in all jurisdictions where the Partnership may wish to do business, which shall be accomplished prior to doing business in any such jurisdiction if deemed necessary by the Managing General Partner for the maintenance of such limited liability.

2.7                               Initial Limited Partner.  In order to create the Partnership under the Delaware Act, the Managing General Partner has heretofore accepted a capital contribution in the amount of $1,000 from the Initial Limited Partner for an interest as a Limited Partner.  As of the Closing Date, the interest so acquired by the Initial Limited Partner in its capacity as such shall be terminated and the amount contributed by it to the Partnership shall be refunded.  Any interest or other profit which may have resulted from the investment or other use of such amount paid by the Initial Limited Partner to the Partnership shall be distributed one percent to the General Partners in accordance with their relative percentage interests and ninety-nine percent to the Initial Limited Partner.  The interest acquired by the Initial Limited Partner pursuant to this Section 2.7 is not transferable except by operation of law.

2.8                               Rights to Mauna Loa Name and Trademark.  The name and trademark Mauna Loa is the exclusive property of Mauna Loa.  The Partnership is hereby granted a non-exclusive, non-transferable royalty-free right and license to use such name and trademark in connection with the operations of the Partnership as described in the Registration Statement, provided that none of the Limited Partners of the Partnership shall, by such grant, have any right to use such name or trademark.  Mauna Loa shall have all right to control all use made of the name and mark by the Partnership, and the Partnership agrees to submit samples of all proposed uses of the name and mark for written approval thereof by Mauna Loa.  Any and all use of the name and mark by the Partnership shall inure to the benefit of Mauna Loa.

ARTICLE III.
THE GENERAL PARTNER

3.1                               Management Power.  Subject to Sections 6.9 and 6.12, the Managing General Partner shall have full, exclusive and complete discretion, power and authority in the management and control of the business of the Partnership, shall make all decisions affecting the business of the Partnership, and may do or cause to be done any and all acts it deems necessary or appropriate to accomplish the purposes of the Partnership.  Any Person dealing with the Managing General Partner shall not be required to determine or inquire into the authority and power of the Managing General Partner to bind the Partnership and to execute, acknowledge, deliver and perform obligations under any and all documents.  The expression of any power or right of the Managing General Partner in this Agreement shall not limit or exclude any other power or right which is not specifically or expressly set forth in this Agreement or the Delaware Act.  Except as expressly provided to the contrary in this Agreement, MLR and its successors as Managing General Partner shall manage all of the affairs of the Partnership without the need for the concurrence of the Special General Partner, notwithstanding any reference in this Agreement to General Partners.

3.2                               Special General Partner.  Mauna Loa shall be the Special General Partner until it ceases to be a General Partner.  If Mauna Loa serves as Managing General Partner by virtue of Section 14.12, Mauna Loa shall again become Special General Partner when it ceases to serve as Managing General Partner pursuant to Section 14.12 unless the Limited Partners have elected a new Special General Partner or removed Mauna Loa.

3.3                               Compensation Plan.  The Managing General Partner may pay pensions, and establish and carry out pension, profit-sharing, bonus, purchase, option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for employees of the Managing General Partner or the Partnership, and any director or officer of the Managing General Partner, except that any such plans, trusts and provisions which provide for the issuance of Units or any other securities of the Partnership must be approved by the affirmative vote of a Majority Interest in the Partnership.  The Managing General Partner may, to the fullest extent permitted by law, indemnify and purchase and maintain insurance on behalf of any fiduciary of such plans, trusts or provisions, including without limitation health insurance, medical and dental reimbursement, life insurance, accident insurance and disability insurance and, as provided in Section 3.7, liability insurance.

3.4                               Liability of General Partners.  The General Partners shall be liable to the Partnership and the Limited Partners for gross negligence or willful or wanton misconduct, but neither the General Partners nor their directors or officers shall be liable to either the Partnership or any Limited Partner or to Persons who have acquired interests in the Units, whether as Assignees or otherwise, for errors in judgment or for any acts or omissions that do not constitute gross negligence or willful or wanton misconduct.  In all transactions for or with the Partnership, a General Partner shall act in good faith and in a manner which the General Partner believes to be in, or not opposed to, the best interests of the Partnership.

3.5                               Similar Activities of General Partners.

(A)                               The Managing General Partner shall not acquire any assets (other than Partnership Interests) or enter into or conduct any business or activity in which the Partnership is permitted to be engaged, except that the Managing General Partner may acquire assets and may enter into or conduct any business or activity in connection with the performance by it of the terms of this Agreement or incidental to its status as a Partner in this Partnership or incidental to the acquisition, ownership or disposition of Partnership Interests.

(B)                               The Special General Partner, any Affiliate of a General Partner, or any director, officer or employee of any General Partner or any Affiliate of a General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, may engage in the acquisition, ownership, management, operation, development, leasing and disposition of macadamia nut orchards, and any other business and activities, including business interests and activities in direct competition with the Partnership, for their own account and for the account of others, without having or incurring any obligation to offer any interest in such properties, business or activities to the Partnership, or any Partner, and, except as specified in Section 3.5(A), no other provision of this Agreement shall be deemed to prohibit the General Partners or any such Person from conducting such other business and activities.  Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of the Special General Partner, any Affiliate of a General Partner or any director, officer or employee of any General Partner or an Affiliate of a General Partner.  The General Partners and any Affiliate of the General Partners may acquire Partnership Interests in addition to those acquired by any of those Persons on the Closing Date, and shall be entitled to exercise all rights of a Limited Partner or Assignee, as applicable, relating to such interests.

3.6                               Activities of Officers and Directors.  Any officers and directors of a General Partner shall have the right to be otherwise employed by an entity or entities other than the Partnership on a part-time or full-time basis, except as determined by the General Partner.  Nothing herein shall prevent any officer or director of a General Partner from becoming a Limited Partner or Assignee, whereupon such Person shall be entitled to all rights and shall be subject to all obligations relating to the Units and shall as to such Units be deemed a Limited Partner or Assignee, as applicable.

3.7                               Indemnification of General Partners.

(A)                               The General Partners and the directors, officers and employees of a General Partner (individually, an “Indemnitee”), shall each, to the extent permitted by law, be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all threatened, pending or completed claims, costs, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be a party, or threatened to be made a party by reason of its status as a General Partner or a director, officer or employee of a General Partner or its management of the affairs of the Partnership, or which relate to the Partnership, its property, business or affairs, whether or not the Indemnitee continues to be a General Partner or a director, officer or employee of a General Partner at the time any such liability or expense is paid or incurred, if the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe and did not believe its conduct was unlawful, provided that the Indemnitee’s conduct does not constitute gross negligence or willful or wanton misconduct.  The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership or a presumption that the Indemnitee had reasonable cause to believe that its conduct was unlawful. or that the Indemnitee’s conduct constituted gross negligence or willful or wanton misconduct.

(B)                               Expenses (including legal fees and expenses) incurred in defending any proceeding shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

(C)                               The indemnification provided by this Section 3.7 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Partners, as a matter of law or otherwise, both as to action in the Indemnitee’s capacity as a General Partner or as a director, officer or employee of a General Partner and to action in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(D)                               The Partnership may purchase and maintain insurance, to the extent the Managing General Partner determines in its sole discretion that it is commercially reasonable to do so, on behalf of a General Partner and such other Persons as the Managing General Partner shall determine against any liability which may be asserted against or expense which may be incurred by such Person in connection with the Partnership’s activities, whether or not the Partnership would have the power to indemnify the Person against the liability under the provisions of this Agreement.

(E)                                For purposes of this Section 3.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines” within the meaning of paragraph (A) of this Section 3.7; and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(F)                                 An Indemnitee shall not be denied indemnification in whole or in part under this Section 3.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(G)                               In no event may an Indemnitee subject the Limited Partners to personal liability by reason of these indemnification provisions.

(H)                              The provisions of this Section 3.7 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

3.8                               Other Matters Concerning General Partners.

(A)                               Each of the General Partners may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(B)                               Each of the General Partners may execute any of its powers or perform any of its duties either directly or by or through agents, including, without limitation, any Related Person.  A General Partner may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by it (who may serve as such for the Partnership or any Related Person) and any opinion of such Person as to matters which the General Partner believes to be within its professional or expert competence shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with that opinion.  The General Partners shall not be responsible for the misconduct, negligence, acts or omissions of any such Person and shall assume no obligations in connection therewith other than the obligation to use due care in the selection of such Persons.

(C)                               Any and all fees, commissions, compensation and other consideration received by a General Partner or a partner, director, officer, agent or employee of a General Partner permitted hereunder shall be the exclusive property of the recipient, in which the Partnership shall have no right or claim to such amounts.

3.9                               Agreements with a General Partner or a Related Person.

(A)                               Subject to the provisions of this Section 3.9, a General Partner and any Related Person may deal with the Partnership in connection with carrying out the business of the Partnership or otherwise, as an independent contractor or as an agent for others, and may receive from such others or the Partnership profits, compensation, commissions or other amounts which the Managing General Partner in good faith believes to be reasonable without having to account to the Partnership therefor.  The Partnership shall purchase goods and services from subsidiaries of C. Brewer and Company, Limited or its subsidiaries only so long as and to the extent that, as determined by the Managing General Partner, such purchases can be made on a basis at least as favorable as may be obtained from unrelated third parties for comparable goods or services.

(B)                               The satisfaction of any one of the following conditions shall be a complete and absolute defense to any claim of invalidity or for damages or other relief with respect to any agreement, act, matter or transaction between the Partnership and a General Partner or a Related Person based upon the fact that the General Partner or Related Person is a party thereto and shall constitute a determination that the agreement, act, matter or transaction was fair and reasonable to and in the best interests of the Partnership:

(1)                                 The material facts as to the agreement, act, matter or transaction and as to the relationship or interest of the General Partner or Related Person are fully disclosed or known to (a) any directors (or Persons in a similar role with respect to an entity other than a corporation) of the Managing General Partner who are not interested in the agreement or transaction (other than by virtue of their ownership of capital stock of an Affiliate of the Managing General Partner), including any directors who are members of a committee organized to evaluate transactions in which any party has an actual or potential conflict of interest (the “Conflicts Committee”) and a majority of such directors of the Managing General Partner affirmatively vote in good faith to authorize, approve or ratify the agreement, act, matter or transaction or (b) the Conflicts Committee and a majority of the directors who are members of the Conflicts Committee affirmatively vote in good faith to authorize, approve or ratify the agreement, act, matter or transaction; or

(2)                                 The material facts as to the agreement, act, matter or transaction and as to the relationship or interest of the General Partner or Related Person are fully disclosed or known to the Limited Partners and such agreement, act, matter or transaction is specially authorized, approved or ratified by a Majority Interest (excluding for purposes of computing the outstanding Class A Units and the Class A Units eligible to vote all Class A Units held by the General Partner or Related Persons); or

(3)                                 The agreement, act, matter or transaction is fair and reasonable to the Partnership at the time it is authorized, approved or ratified by the Managing General Partner.

The Conflicts Committee shall be composed on and after the Closing Date of individuals who are not officers, directors, employees or shareholders of the General Partners or any Affiliate of the General Partners; provided that one initial member of the Conflicts Committee may be a director of a subsidiary of C. Brewer and Company, Limited.

(C)                               The failure of the Partnership to submit any agreement, act, matter or transaction under Section 3.9(B)(1) or Section 3.9(B)(2) shall not create any presumption or inference or otherwise be considered evidence that the agreement, act, matter or transaction was not fair and reasonable to and in the best interests of the Partnership.

(D)                               Each of the Partners and Assignees hereby approves, ratifies and confirms the execution, delivery and performance of all agreements, acts, matters or transactions described in the prospectus contained in the Registration Statement and authorizes, ratifies and confirms such execution, delivery and performance by the Managing General Partner on behalf of the Partnership, without any further act, approval or vote of the Limited Partners, Assignees or the Partnership.  Any action taken by the Managing General Partner pursuant to the terms of any such agreement or with respect to any such matter or transaction shall not constitute a breach by the Managing General Partner of any duty that the Managing General Partner may owe the Partnership or the Partners under this Agreement or under applicable law.

3.10                        Conveyances.  The Managing General Partner has the express authority to convey title to any Partnership Property by a conveyance executed by the Managing General Partner alone on behalf of the Partnership.

3.11                        Election To Be Governed by Successor Limited Partnership Law.  The Managing General Partner may, in its sole discretion and without any vote or concurrence of the Limited Partners, elect for the Partnership to be governed by any statutes adopted to succeed or replace the Delaware Act on or after the date any part of such successor or replacement statute takes effect and to procure any permits, orders or approvals of any governmental authority in connection with such an election.

3.12                        Indebtedness.

(A)                               Subject to Section 3.12(B), the Managing General Partner shall have the sole discretion and exclusive authority to determine whether, on behalf of the Partnership, to execute any loan or credit agreement or incur indebtedness, secured or unsecured, as it believes to be in the best interests of the Partners or of the Partnership.  A General Partner or an Affiliate of a General Partner may lend money to the Partnership on such terms as the Managing General Partner may determine, provided, however, that the General Partner or Affiliate may not charge the Partnership interest greater than the rate (including points or other financing charges or fees) that would be charged the Partnership (without reference to the Managing General Partner’s or Special General Partner’s financial abilities or guaranties) by unrelated lenders on comparable loans for the same purpose.  The Partnership shall not lend funds to the General Partners or their Affiliates.  Loans by a Partner to the Partnership shall not be considered Capital Contributions.

(B)                               Through December 31, 1990, if the Partnership borrows funds for the purpose of funding working capital or maintaining level quarterly distributions, any such borrowings must be paid down for a period of at least 60 consecutive days in every twelve-month period, unless the Managing General Partner determines that such a pay-down would have a material adverse effect on the financial condition of the Partnership.  During this period, if the Partnership borrows for the purpose of acquisitions or purposes other than funding working capital maintaining level quarterly distributions or funding capital projects designed to increase orchard yields or reduce operating costs, such borrowings will in no case exceed 10% of the Partnership’s initial capital.  Prior to 1991, the Partnership will not borrow for the purpose of acquisitions if, on a historical pro forma basis (based on the immediately preceding calendar year) such acquisition would result in reductions in distributions to the holders of Class A Units below the Annual Indicated Distribution per Unit or accelerate the use of cash in the Cash Account to support Indicated Distributions.

3.13                        Confidentiality.  The Managing General Partner may keep confidential from the Limited Partners and Assignees for such period of time as the Managing General Partner deems reasonable, any information which the Managing General Partner reasonably believes to be in the nature of trade secrets or other information disclosure of which the Managing General Partner in good faith believes could damage the Partnership or its business or which the Partnership is required by agreements with third parties to keep confidential.

ARTICLE IV.
COMPENSATION OF THE GENERAL PARTNERS

4.1                               Management Fee.  The Partnership shall pay an annual Management Fee to the Managing General Partner, payable in arrears on February 15 of each year (or as soon as practicable thereafter when Operating Cash Flow for the prior year is determined), equal to two percent (2%) of Operating Cash Flow for the immediately preceding calendar year.  For years ending on December 31, 1991 and 1992 the annual Management Fee shall be foregone if and to the extent that the payment of the Management Fee would result in actual distributions per Class A Unit for such year to be less than the Annual Indicated Distribution per Unit for such year.  For all other years, the Management Fee shall be payable notwithstanding that such payment results in the distributions for such year to be less than the aggregate Indicated Distributions for such year.

4.2                               Incentive Fee.  Beginning February 15, 1988, the Partnership shall pay an annual Incentive Fee to the Managing General Partner for services rendered in managing the Partnership’s activities, payable in arrears on February 15 for the preceding year (or as soon thereafter as Operating Cash Flow for the preceding year is determined).  The Incentive Fee shall be equal to one-half of one percent (.5%) of the aggregate fair market value of the Depositary Units for such preceding calendar year, provided that payment of the Incentive Fee shall be made only if and to the extent the Partnership’s aggregate Net Cash Flow for such preceding calendar year exceeds the sum of (A) the aggregate Indicated Distributions for such preceding year and (B) the Cumulative Distribution Deficit as of the end of the second preceding year.  For this purpose, the aggregate fair market value of the Depositary Units for any calendar year shall be the product of (A) the quotient of the sum of the Unit Prices for the Depositary Units on the first trading day of each month during such year divided by 12, multiplied by (B) the difference of (1) the weighted average number of Class A Units outstanding during such year less (2) the weighted average number of Class A Units held by the General Partners and their Affiliates during such year.

4.3                               Proration of Fees.  In the event the Managing General Partner shall cease to serve as Managing General Partner during any calendar year, a prorated portion of the Management Fee and the Incentive Fee for such year shall be payable in arrears to the Managing General Partner on February 15 of the next year according to the number of complete and partial months of the year during which the Managing General Partner served in such capacity.

4.4                               Organization Expenses.  The Partnership shall pay or reimburse Mauna Loa for any title insurance with respect to the Partnership Property.  In addition, if the Underwriters’ over-allotment option is exercised in whole or in part, the Partnership shall pay or reimburse Mauna Loa for all other Organization Expenses to the extent of the product of such Organization Expenses multiplied by the Over-Allotment Subsidy Ratio.

4.5                               Expenses of General Partners. The Partnership shall pay all expenses, disbursements and advances incurred by the General Partners in connection with the conduct of Partnership business, including without limitation office expenses, secretarial expenses and expenses for entertainment, travel and similar items, general and administrative expenses, amounts paid to any Person retained to perform services for the Partnership and other incidental expenses necessary or appropriate to the conduct of the Partnership’s business (including without limitation, expenses reasonably allocated to a General Partner by its Affiliates and which are reasonably allocated to the Partnership), in addition to any reimbursement as a result of indemnification pursuant to Section 3.7, and General Partners shall be promptly reimbursed by the Partnership for any such items plus any Hawaii general excise taxes with respect to such items and such reimbursement.  The Managing General Partner shall determine such fees and expenses which are allocated to the Partnership in any reasonable manner.

ARTICLE V.
THE LIMITED PARTNERS AND ASSIGNEES

5.1                               Limited Liability.

(A)                               No Limited Partner or Assignee shall be personally liable for any of the obligations of the Partnership except as provided by Delaware law.

(B)                               To the extent required by law, each Limited Partner or Assignee receiving a distribution which represents a Return of Capital may be liable to return such distribution.  A General Partner may not seek to recover any distribution to the extent it constituted a Return of Capital, unless the General Partner has applied all other available Partnership assets to the payment of liabilities of the Partnership and the liabilities of the Partnership, other than to Partners and Assignees as such, have not been fully paid, satisfied, assumed or discharged.  In no event shall any Limited Partner or Assignee be obligated under any circumstances to make any additional Capital Contribution to the Partnership for any purpose whatsoever.

5.2                               Restrictions on Limited Partners and Assignees.

(A)                               No Limited Partner or Assignee shall participate as such in the management and control of the business of the Partnership or transact any business for the Partnership, unless such Limited Partner or Assignee is also a General Partner or other Person employed or engaged to transact any such business by or on behalf of a General Partner or the Partnership.  The transaction of any such business by any such Person employed or engaged to do so by or on behalf of a General Partner or the Partnership shall not affect, impair or eliminate the limitations on the liability of the Limited Partner or Assignee under this Agreement or applicable law.

(B)                               No Limited Partner or Assignee shall have the power to represent, sign for or bind a General Partner or the Partnership, unless such Limited Partner or Assignee is also a General Partner or other Person given such power in a capacity other than as a Limited Partner or Assignee by the Managing General Partner.

5.3                               Outside Activities.  A Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership.  Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in any independent business ventures of any other Limited Partner or any Assignee.

5.4                               No Withdrawal or Dissolution.  No Limited Partner shall at any time withdraw from the Partnership, except as provided in this Agreement.  No Limited Partner shall have the right to have the Partnership dissolved or the right to a Return of Capital from the Partnership, except as provided in this Agreement.  The legal incompetency, bankruptcy, termination, dissolution, withdrawal, expulsion or death of a Limited Partner shall not cause a dissolution of the Partnership.

ARTICLE VI.
MEETINGS AND VOTING; AMENDMENTS

6.1                               Meetings.  Meetings of the Limited Partners may be called by the Managing General Partner or by Limited Partners owning at least ten percent (10%) of the Class A Units.  Any Limited Partner calling a meeting shall specify the number of Class A Units as to which the Limited Partner is exercising the right to call a meeting, and only those specified Class A Units shall be counted for the purpose of determining whether the required ten percent (10%) standard of the preceding sentence has been met.  Limited Partners may call a meeting only as to matters on which they have the right to vote.  Limited Partners shall call a meeting by delivering to the Managing General Partner one or more calls in writing stating that the signing Persons wish to call a meeting and indicating the purposes for which the meeting is to be called.  Within sixty (60) days after receipt of such call or within such a greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Depositary.  A meeting shall be held at a time and place determined by the Managing General Partner on a date not less than ten (10) nor more than sixty (60) days after the mailing of notice of the meeting.  Partners may vote either in person or by proxy at any meeting.  No matter shall be voted upon by Limited Partners at any meeting of the Limited Partners unless the requirements of Section 6.10 shall be satisfied as to such matter.

6.2                               Notice of Meeting.  Notice of a meeting called pursuant to Section 6.1 and any report shall be given either personally or by mail or other means of written communication, addressed to the Partner at the address of the Partner appearing on the books of the Partnership or Depositary.  The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.  An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Article 6, executed by a General Partner, transfer agent, registrar of Units or mailing organization shall be prima facie evidence of the giving of notice.  If any notice or report addressed to the Partner at the address of the Partner appearing on the books of the Partnership is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, said notice or report and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Partner at the principal executive office of the Partnership for a period of one year from the date of the giving of the notice or report to all other Partners.

6.3                               Record Date.  For purposes of determining the Limited Partners entitled to notice or to vote at a meeting of the Limited Partners or to give consents without a meeting as provided in Section 6.8, the Managing General Partner may set a Record Date which shall be not less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any securities exchange or market system on which the Depositary Units are listed for trading, in which case the rule, regulation, guideline or requirement of such securities exchange or market system shall govern).

6.4                               Adjournment.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting, and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken unless such adjournment shall be for more than forty-five (45) days.  At the adjourned meeting the Partnership may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than forty-five (45) days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article 6.

6.5                               Waiver of Notice; Consent to Meeting; Approval of Minutes.  The transactions of any meeting of Limited Partners, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.  All waivers, consents, and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting.  Attendance of a Person at a meeting shall constitute a waiver of notice of the meeting, except when the Person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting but not so included, if the objection is expressly made at the meeting.

6.6                               Quorum.  A Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners.  At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of a Majority Interest shall be deemed to constitute the act of all Limited Partners unless a higher percentage is required with respect to such action under the provisions of this Agreement.  The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite percentage of interests of Limited Partners specified in this Agreement.  In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the vote of a majority of the Class A Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section 6.1.

6.7                               Conduct of Meeting.  The Managing General Partner shall have full power and authority concerning the manner of conducting any meeting of Limited Partners or the solicitation of written consents, including without limitation the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 6.10, the conduct of voting, the validity and effect of any proxies, the appointment of proxies and inspectors of votes, the revocation of written consents and the determination of any controversies, votes or challenges arising in connection with or during the meeting or written consents.  The Managing General Partner shall designate a Person to serve as chairman of the meeting and shall further designate a Person to take the minutes of the meeting, in either case including, without limitation, a partner, director or officer of a General Partner.  All minutes shall be kept with the records of the Partnership maintained by the Managing General Partner.

6.8                               Action Without a Meeting.  Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of interests that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not consented in writing.  The Managing General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than twenty (20) days, specified by the Managing General Partner.  If a ballot returned to the Partnership does not vote all of the Class A Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Class A Units which were not voted.  If consent to the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of a General Partner, the written consents shall have no force and effect unless and until (A) they are deposited with the Partnership in care of the Managing General Partner, (B) consents sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date the consents are deposited with the Partnership, and (C) an opinion of counsel for the Partnership is delivered to the Partnership pursuant to Section 6.10 which would have allowed the Limited Partners to take such action at a duly called meeting of the Limited Partners.

6.9                               Voting Rights.

(A)                               Subject to Section 6.10 and 6.12, the Limited Partners shall have the right to vote on all matters specified below and the actions specified therein may be taken by the Managing General Partner only with the affirmative vote of at least a Majority Interest in the Partnership and with the separate concurrence of the Managing General Partner.

(1)                                 Amendment of this Agreement, including an amendment extending the term of the Partnership, except as otherwise specifically permitted by this Agreement;

(2)                                 Dissolution of the Partnership, other than pursuant to Section 15.1(A), (C), (D), (E) or (F);

(3)                                 Approval or disapproval of any merger, consolidation or combination of the business operations of the Partnership with those of any other Person;

(4)                                 Approval or disapproval of a sale of all or substantially all of the assets of the Partnership;

(5)                                 When the Partnership would otherwise dissolve and its business would not otherwise be continued pursuant to the terms of this Agreement, election to continue or election of a new General Partner to continue the business of the Partnership;

(6)                                 Approval or disapproval of any matter submitted to the Limited Partners pursuant to Section 3.9;

(7)                                 Except as provided in Article 14, election of a Special General Partner or election of a Managing General Partner;

(8)                                 Issuance of any new class of securities which are senior to the Class A Units with respect to distributions, allocations of profit and loss, liquidation or voting rights or which are convertible into or exchangeable for, or having optional rights to purchase, any securities having any such seniority;

(9)                                 Approval or disapproval of any compensation plan, trust or provisions for employees which provide for the issuance of Units or other securities of the Partnership; and

(10)                          As expressly provided in Sections 3.3, 7.8, 12.2 and elsewhere, if any, in this Agreement.

(B)                               Except as expressly provided in this Agreement, Limited Partners shall have no voting rights.

(C)                               Except as expressly provided otherwise in this Agreement, the General Partners and their Affiliates shall have the right to vote any Class A Units held by them with respect to any matter submitted to a vote of Partners.

6.10                        Voting Rights Conditional.  The voting rights set forth in Section 6.9 shall not be exercised unless the Partnership shall have received the favorable written opinion of counsel for the Partnership to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (1) shall not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability therefor, (2) will not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes, and (3) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

6.11                        Amendments by the Managing General Partner; Procedure on Amendment.  Subject to Section 6.12, the Managing General Partner may without prior notice or consent of any Partner amend any provision of this Agreement (1) to elect to be bound by any successor statute governing limited partnerships pursuant to the power granted in Section 3.11, (2) if in its opinion such amendment does not have a material adverse effect upon the Limited Partners or the Partnership, as the case may be, other than Limited Partners who consent to the amendment, (3) to conform this Agreement to changes in the Delaware Act or interpretations thereof which, in the sole discretion of the Managing General Partner, it believes appropriate, necessary or desirable, provided that such amendment does not have a materially adverse effect upon the Limited Partners or the Partnership, (4) subject to Section 6.12(C), to change the allocation between the General Partners of any amounts allocated to any or all General Partners, (5) if the amendment is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership or a General Partner or the partners, directors or officers of a General Partner from being in any manner subject to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the Department of Labor, provided that such amendment does not have a materially adverse effect upon the Limited Partners or the Partnership, (6) to reflect the exercise of any power granted to the Managing General Partner under this Agreement, (7) to make any change which, in the sole discretion of the Managing General Partner is advisable to qualify or to continue the qualification of the Partnership, as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable in the sole discretion of the Managing General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes, (8) to make any change that is necessary or advisable, in the sole discretion of the Managing General Partner, to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or contained in any federal or state statute or that is necessary or desirable in order to implement the provisions of the last sentence of Section 8.2(G)(1), or that is necessary or desirable to facilitate the trading of the Depositary Units or comply with any rule, regulation, guidelines or requirement of any securities exchange or market system on which the Depositary Units are or will be listed for trading, compliance with any of which the Managing General Partner deems to be in the best interests of the Partnership and the Limited Partners, (9) to correct a mistake or clerical or technical error or omission in this Agreement, (10) subject to Section 6.9(A)(8), as necessary to reflect the respective allocations, distributions, voting, liquidation and other rights, privileges and preferences with respect to new securities issued by the Partnership, and (11) any other amendment similar to the foregoing that does not have a materially adverse effect on the Limited Partners; provided, however, that the Managing General Partner shall not make any of the foregoing amendments unless the Partnership shall have received the favorable written opinion of counsel for the Partnership to the effect that such amendment (1) shall not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability thereof, (2) will not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes, and (3) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.  The amendment shall promptly thereafter be disclosed to the Limited Partners.  In the event an amendment shall have been approved pursuant to this Article 6, the Managing General Partner shall execute such amendment, certificate and other documents as may be reasonably required for the purpose of effectuating the same; provided, however, that nothing in this Article 6 shall be construed to limit the authority of the Managing General Partner to admit Additional Limited Partners or Substituted Limited Partners.

6.12                        Restricted Amendments.

(A)                               Except with the affirmative vote of the Managing General Partner and holders of 95% of the outstanding Class A Units for which the Partnership has valid current addresses, no amendment shall be adopted which would (i) result in the loss of limited liability of any Limited Partner or result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes, or (ii) change the form of the Partnership to a general partnership.

(B)                               Notwithstanding the provisions of Section 6.11, no provision of this Agreement which establishes a percentage of votes required of the Partners to take any action shall be amended, altered, changed, respected or rescinded in any respect which would have the effect of reducing the voting requirement, unless such action is approved by the written consent or the affirmative vote of holders of outstanding Class A Units whose aggregate percentage interests in such Class A Units constitute not less than the voting requirements sought to be reduced.  This Section 6.12(B) shall only be amended with the approval by written consent or affirmative vote of the Managing General Partner and holders of 95% of the outstanding Class A Units for which the Partnership has valid current addresses.

(C)                               Notwithstanding the provisions of Section 6.11, the consent of the Special General Partner shall be required for any amendment, if such amendment would increase the Special General Partner’s duties or liabilities or if the amendment would have materially adverse consequences to the Special General Partner.

6.13                        Amendment of Agreement.  In connection with the admission to the Partnership of any successor Managing General Partner or Special General Partner, the Managing General Partner shall take all steps necessary and appropriate to prepare and record or file any amendment or restatement to this Agreement and the Certificate of Limited Partnership that may be required with respect to such admission and may for this purpose exercise the power of attorney granted pursuant to Article 16.

ARTICLE VII.
CAPITAL CONTRIBUTIONS, TRANSFER TO UNDERWRITERS AND
CAPITAL ACCOUNTS

7.1                               Contribution of Mauna Loa and Ka’u as Limited Partners. On the Closing Date, Mauna Loa and Ka’u shall transfer their respective interests in the Original Orchard Properties and the Initial Contribution (as adjusted pursuant to Section 7.2) to the Partnership pursuant to the Conveyance Agreement in exchange for that number of Class A Units designated in the Conveyance Agreement.  Mauna Loa shall also pay the Organization Expenses of the Partnership (subject to Section 4.4).  At the time of such Capital Contribution, the Partnership shall assume (or take the Original Orchard Properties subject to) all liabilities to be assumed by the Partnership in accordance with the Conveyance Agreement.  Mauna Loa’s and Ka’u’s respective Limited Partner Capital Accounts shall be appropriately credited with the amount of the Initial Contribution, the Net Agreed Value of the Original Orchard Properties and the Organization Expenses paid on the Partnership’s behalf.  In addition to the Class A Units, as consideration for additional (but unagreed) value, if any, in the Original Orchard Properties on the Closing Date, Mauna Loa and Ka’u shall be issued that number of Class B Units designated in the Conveyance Agreement.  The Partnership shall issue to Mauna Loa the Class B Units to which Ka’u is entitled.  No credit shall be given for any unagreed value of the Original Orchard Properties for which such Class B Units are issued until such value is established through Partnership operations or dispositions of such Original Orchard Properties as provided herein.  The Class B Units shall not be transferable except by operation of law or to an Affiliate of Mauna Loa; provided, that Mauna Loa shall not be entitled to transfer the Class B Units to an Affiliate that is not a Partner except upon receipt by the Partnership of an opinion of counsel that the conversion of such Class B Units by such Affiliate will not result in adverse tax consequences, if any, that would not otherwise have resulted upon Mauna Loa’s conversion of such Class B Units.

7.2                               Contribution of General Partners.

(A)                               (1)                                 On the Closing Date, the Managing General Partner shall contribute to the Partnership cash in an amount such that its Capital Contribution then being made as Managing General Partner shall be equal to .99% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership pursuant to this Section 7.2(A) (1), Section 7.2(B) (1), Section 7.1 and Section 7.3(B). The amount of the Initial Contribution required to be contributed by Mauna Loa pursuant to Section 7.1 shall be reduced on a dollar-for-dollar basis by the amount of the cash contribution made by the Managing General Partner pursuant to this Section 7.2(A)(1).

(2)                                 Following the Closing Date, whenever a Partner makes a Capital Contribution to the Partnership pursuant to Section 7.2(C) or Section 7.8, the Managing General Partner shall contribute to the Partnership cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Managing General Partner shall be equal to .99% of the total Capital Contributions (based on amounts credited to Capital Accounts on account thereof) to the Partnership pursuant to this Section 7.2(A)(2), Section 7.2(B)(2), and Section 7.2(C) or Section 7.8, as the case may be.

(B)                               (1)                                 On the Closing Date, the Special General Partner shall contribute to the Partnership cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as a Special General Partner shall be equal to .01% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership pursuant to Sections 7.1, 7.2(A)(1), this Section 7.2(B)(1), and

Section 7.3(B). The Initial Contribution required to be contributed by Mauna Loa pursuant to Section 7.1 shall be reduced on a dollar-for dollar basis by the amount of the cash contribution made by Mauna Loa pursuant to this Section 7.2(B)(1).

(2)                                 Following the Closing Date, whenever a Partner makes a Capital Contribution to the Partnership pursuant to Section 7.2(C) or Section 7.8, the Special General Partner shall contribute to the Partnership cash in an amount or property having a Net Agreed Value, such that its Capital Contributions then being made as a Special General Partner shall be equal to .01% of the total Capital Contributions (based on amounts credited to Capital Accounts on account thereof) to the Partnership pursuant to Section 7.2(A)(2), this Section 7.2(B)(2), and Section 7.2(C) or Section 7.8, as the case may be.

(C)                               In the event the Managing General Partner determines that there exists a First Year Deficit Cash Flow as of December 31, 1986, Mauna Loa shall be obligated to contribute to the Partnership. in its capacity as Special General Partner, that amount of cash that is equal to the lesser of (1) such First Year Deficit Cash Flow, or (2) $1.5 million, reduced in either instance on a dollar-for-dollar basis by amounts contributed to the Partnership by the General Partners pursuant to Sections 7.2(A)(2) and 7.2(B)(2) incident to Mauna Loa’s contribution.  Mauna Loa shall make any such Capital Contribution by March 31, 1987.  Mauna Loa shall, upon the occurrence of certain events in accordance with Section 7.12, be entitled to receive additional Class A Units in consideration of any Capital Contributions made pursuant to this Section 7.2(C).

7.3                               Sale of Class A Units to the Underwriters.

(A)                               Pursuant to the Underwriting Agreement, Mauna Loa shall sell to the Underwriters Class A Units issued to Mauna Loa and Ka’u in connection with the Initial Offering as more fully described in the Registration Statement.

(B)                               In the event an Underwriter shall exercise its option to purchase additional Class A Units pursuant to the Underwriting Agreement, the Partnership shall issue to such Underwriter that number of Class A Units to be purchased by such Underwriter pursuant to the exercise of such option upon receipt of cash specified in the Underwriting Agreement.  For purposes of this Agreement all Units issued pursuant to this Section 7.3(B) shall be deemed to be issued on the Closing Date regardless of whether the issuance actually occurs on the Closing Date.

7.4                               Units Not Assessable.  Units shall not be assessable, and the Limited Partners shall not be required to make any additional Capital Contribution.

7.5                               No Interest on Capital Contribution.  Partners and Assignees shall not receive interest on or with respect to all or any part of their Capital Contribution or on the balances in Partners’ Capital Accounts.

7.6                               Creditor’s Interest in the Partnership.  No creditor who makes a loan to the Partnership shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Partnership other than as a creditor.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

7.7                               Nature of Interests.  All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and none of the Partners shall have any direct ownership of such property.

7.8                               Sale of Additional Securities.  In order to raise additional capital, to acquire additional macadamia orchard properties or other assets, to redeem or retire Partnership debt or for any other Partnership purpose, the Managing General Partner is authorized to cause to be issued additional Units from time to time to General Partners, Limited Partners or to other Persons and to admit such Persons as Additional Limited Partners in the Partnership.  In addition, the Managing General Partner is authorized to cause to be issued, purchased, redeemed, exchanged, traded or granted calls, options, appreciation rights, partners’ interests, bonds, debentures and other securities of the Partnership from time to time.  The Managing General Partner shall have sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Units or any other securities of the Partnership; provided, however, that the Managing General Partner shall not (A) issue additional Units to the Managing General Partner or any of its Affiliates for consideration having a fair value less than the aggregate Unit Price of all Units being issued without the approval of a Majority Interest, except as provided in Sections 7.11 and 7.12; (B) through December 31, 1990, shall not issue any additional Class A Units after the Initial Offering if, on a historical pro forma basis (based on the immediately preceding calendar year) such issuance would result in reductions of distributions to all holders of Class A Units (including newly issued Class A Units) below the Annual Indicated Distribution per Unit or accelerate the use of cash in the Cash Account to support Indicated Distributions; and (C) shall not issue securities which are senior to the Class A Units with respect to distributions, allocations of profit and loss, liquidation or voting rights or which are convertible into or exchangeable for, or having optional rights to purchase, any securities having any such seniority without the affirmative vote of a Majority Interest in the Partnership; provided further, that the acquisition by the Partnership of certain interests in approximately 1,260 tree acres of macadamia orchard properties from Mauna Loa Orchards, L.P., a Hawaii limited partnership (“MLO”), and Howard Butcher III, an individual who is a limited partner of MLO, in exchange for 3,000,000 Class A Units (or, with respect to a portion of such Class A Units which are proposed to be sold in an underwritten public offering, the net proceeds to the Partnership from such sale) and 500,000 Class B Units, as more specifically set forth in the Proxy Statement dated August 21, 1989 and any amendments thereto, shall be specifically excepted from the limitations set forth in clauses (A) and (B) of this Section. Such specific exception shall not act as a waiver of the limitations set forth in clauses (A) and (B) of this Section with regard to any future acquisitions of macadamia orchard properties or assets.  The Managing General Partner shall do all things necessary to comply with the Delaware Act, the Code or other applicable law, statute, rule, regulation or guideline of any federal, state or other governmental agency or any stock exchange on which the Depositary Units or other securities of the Partnership are listed for trading, and is authorized and directed to do all things it deems necessary or advisable in connection with any such future issuance.

7.9                               No Preemptive Rights.  No Partner or Assignee shall have any preemptive, preferential or other right including, without limitation, with respect to (A) additional Capital Contributions to the Partnership, (B) the issuance or sale of Units or other interests in the Partnership, (C) the issuance of any obligation, evidence of indebtedness or other interest of or in the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any Units, (D) the issuance of any right of subscription to, or right to receive, any warrant or option for the purchase of any Units, or (E) the issuance or sale of any other securities that may be issued or sold by the Partnership.

7.10                        Capital Accounts.  The Partnership shall maintain Capital Accounts for the Partners and Assignees and Deferred Accounts for the Class B Unitholders in accordance with the following provisions of this Section 7.10:

(A)                               The Partnership shall maintain for each General Partner a separate General Partner Capital Account.  Such General Partner Capital Account shall be increased by (1) the cash amount or Net Agreed Value of all Capital Contributions made by such General Partner pursuant to this Agreement and (2) all items of Partnership income and gain computed in accordance with Section 7.10(B) and allocated to such General Partner pursuant to Section 8.1 and decreased by (3) the cash amount or Net Agreed Value of all distributions of cash or property made to such General Partner pursuant to this Agreement and (4) all items of Partnership deductions and loss computed in accordance with Section 7.10(B) and allocated to such General Partner pursuant to Section 8.1.

The Partnership shall maintain for each Limited Partner and Assignee a separate Limited Partner Capital Account with respect to the Class A Units held by such Limited Partner or Assignee.  The Limited Partner Capital Account associated with each Limited Partner’s or Assignee’s Class A Units shall be increased by (1) the cash amount or the Net Agreed Value of all Capital Contributions made in exchange for the issuance of such Class A Units, and (2) all items of income and gain computed in accordance with Section 7.10(B) and allocated with respect to such Class A Units pursuant to Section 8.1 and decreased by (3) the cash amount or Net Agreed Value of all distributions of cash or property made with respect to such Class A Units pursuant to this Agreement and (4) all items of deduction and loss computed in accordance with Section 7.10(B) and allocated with respect to such Class A Units pursuant to Section 8.1.

The Partnership shall maintain for each Class B Unitholder a separate Deferred Account with respect to the Class B Units held by such Class B Unitholder.  The Deferred Accounts shall initially have a zero balance and shall be increased or decreased for all items of income, gain and loss allocated to the Class B Unitholders pursuant to Section 8.1 and shall be decreased by all distributions to the Class B Unitholders pursuant to Section 9.1(B); provided that if it is ultimately established pursuant to a Final Determination that the Class B Unitholders’ contributions to the Partnership in exchange for Class B Units have an ascertainable value as of the Closing Date, appropriate adjustments shall be made to the Deferred Accounts in a manner consistent with such determination.  The Deferred Accounts shall be adjusted as provided in Section 7.10(D) upon the issuance of Class A Units to the Class B Unitholders pursuant to Section 7.11.  Following the conversion of all of the Class B Units to Class A Units or upon the lapse of the right to convert Class B Units, any remaining balance of the Deferred Account shall be transferred to any General Partner Capital Account of the subject Class B Unitholder.

(B)                               For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Capital Accounts or Deferred Accounts, the determination, recognition and classification of such item shall generally be the same as its determination, recognition and classification for federal income tax purposes, provided that:

(1)                                 Any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the Adjusted Basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property.  Upon an adjustment pursuant to Section 7.10(D) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the Adjusted Basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

(2)                                 Any income, gain or loss attributable to the disposition of any property shall be determined by the Partnership as if the Adjusted Basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(3)                                 If the Partnership’s Adjusted Basis in a property is reduced for federal income tax purposes pursuant to Section 48(q)(1) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners and Assignees pursuant to Section 8.1(A).  Any restoration of such Adjusted Basis pursuant to Section 48(q)(2) of the Code shall be allocated in the same manner to the Partners and Assignees to whom such deemed deduction was allocated.

(4)                                 The computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

(5)                                 All fees and expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership interest that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of maintaining Capital Accounts, be treated as an item of deduction and shall be allocated among the Partners and Assignees pursuant to Section 8.1.

(C)                               Generally, a transferee of a Unit shall succeed to the Capital Account associated with the Unit transferred.  However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership Properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners and Assignees (including the transferee of a Unit) and recontributed by such Partners and Assignees in reconstitution of the Partnership.  In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 7.10(E) (and such adjusted Carrying Values shall constitute the Agreed Values of such properties upon their deemed recontribution to the reconstituted Partnership).  The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 7.10.

(D)                               (1)                                 Upon a Class B Unitholder’s conversion of Class B Units to Class A Units pursuant to Section 7.11, any balance in the Deferred Account of such Class B Unitholder shall be transferred to the Limited Partner Capital Account maintained with respect to the Class A

Units received by such Class B Unitholder upon the conversion, but only to the extent that the resulting Limited Partner Capital Account balance of the Class B Unitholder with respect to the Class A Units received does not exceed the Prescribed Capital Balance attributable to such Class A Units.  The Capital Account of each Partner and Assignee (including the Capital Account of the Class B Unitholder with respect to the Class A Units received) shall immediately be adjusted to reflect any Unrealized Gain or Unrealized Loss allocated to such Partner pursuant to Section 7.10(D)(3).  Following this adjustment to the Capital Accounts, the Limited Partner Capital Accounts of all Limited Partners and Assignees (including any Class B Unitholder holding any Class A Units, including those issued upon the conversion) shall, if and to the extent necessary, be appropriately adjusted to reflect a balance equal to each such Partner’s or Assignee’s Prescribed Capital Balance.

(2)                                 Upon the issuance of Class A Units to Mauna Loa pursuant to Section 7.12, with respect to the Units issued, Mauna Loa’s General Partner Capital Account shall be reduced by the Conversion Reduction Amount relating to such issuance of Class A Units and Mauna Loa’s Limited Partner Capital Account shall immediately be increased by an amount equal to this Conversion Reduction Amount.

(3)                                 Upon the conversion of Class B Units to Class A Units pursuant to Section 7.11 or upon an issuance of additional Class A Units pursuant to Section 7.8 or Section 7.12, the Capital Accounts of all Partners and Assignees, and the Carrying Values of all Partnership Properties shall, upon such conversion or issuance, be adjusted (consistent with the provisions hereof) to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership Properties.  Upon the conversion of Class B Units to Class A Units pursuant to Section 7.11, any Unrealized Gain or Unrealized Loss shall be allocated 1% to the General Partners in accordance with their Allocable Shares, and 99% to the Limited Partners (including any Class B Unitholder participating in such conversion) and Assignees as follows:  (a) first, any such Unrealized Gain or Unrealized Loss allocated to the Limited Partners and Assignees shall be allocated among the Limited Partners and Assignees in a manner that will, to the extent possible, bring the Capital Accounts of the Limited Partners and Assignees into a relative balance reflective of such parties’ respective Allocable Shares (as adjusted for the issuance of the Class A Units resulting from the conversion), and (b) second, any remaining Unrealized Gain or Unrealized Loss allocated to the Limited Partners and Assignees shall be allocated among the Limited Partners and Assignees in accordance with their respective Allocable Shares (as adjusted for the issuance of the Class A Units resulting from the conversion).  Upon an issuance of Class A Units pursuant to Section 7.8 or Section 7.12, any Unrealized Gain or Unrealized Loss shall be allocated among the Partners and Assignees (immediately prior to such issuance) in accordance with their Allocable Shares.

(4)                                 For purposes of this Section 7.10(D), the aggregate fair market value of the Partnership Properties, as of any date of determination, shall be equal to the sum of (i) the Prescribed Asset Value as of such date, (ii) the Capital Conversion Balance as of such date, (iii) the balance of the Class B Unitholders’ Deferred Accounts as of such date, and (iv) the amount of any outstanding Partnership indebtedness as of such date, as determined in the discretion of the Managing General Partner.  The Carrying Values of the respective Partnership Properties shall be adjusted according to their relative fair market values, as determined by the Managing General Partner utilizing such methods as it deems appropriate.

(E)                                Immediately prior to the distribution of any Partnership Properties, the Capital Accounts of all Partners and the Carrying Values of all Partnership Properties shall be adjusted to reflect any Unrealized Gain or Unrealized Loss attributable to the Partnership Properties.  In the case of a current distribution pursuant to Section 9.2 or a deemed distribution occurring as a result of Section 708 of the Code, such Unrealized Gain or Unrealized Loss (determined in the manner provided in Section 7.10(D)(4)) shall be allocated among the Partners and Assignees in accordance with their Allocable Shares.  In the case of a liquidating distribution pursuant to Section 15.4, such Unrealized Gain or Unrealized Loss (determined by the Managing General Partner or other liquidator, using such reasonable method of valuation as it may adopt) shall be allocated among the Partners, Assignees and Class B Unitholders in accordance with the provisions of Section 8.1 as if such assets had been sold in a Capital Transaction.

(F)                                 In the event that it is determined pursuant to a Final Determination that the Underwriters purchasing Class A Units pursuant to Section 7.3(B) will not be treated as partners for purposes of the application of Section 743 of the Code, such issuance of Class A Units shall be treated as an issuance of additional Class A Units for purposes of Sections 7.8 and 7.10 hereof.

7.11                        Conversion of Class B Units to Class A Units. The outstanding Class B Units shall from time to time be converted to Class A Units in accordance with this Section 7.11:

(A)                               If for the year ending December 31, 1986, the Partnership has First Year Excess Cash Flow, then, effective as of December 31, 1986, that number of Class B Units shall be converted to Class A Units determined by the following quotient:  such First Year Excess Cash Flow divided by the Unit Price of the Class A Units as of December 31, 1986.  Any Class A Unit issued pursuant to this Section 7.11(A) shall be redeemed by the Partnership pursuant to Section 9.3.

(B)                               If as of December 31, 1990, there is a positive balance in the Cash Account (taking into account any required transfers from the Operating Cash Account to the Cash Account pursuant to Section 10.6(D) for the period through December 31, 1990), then, effective as of March 31, 1991, that number of Class B Units shall be converted to Class A Units determined according to the following quotient:  such positive balance divided by the Unit Price of the Class A Units as of March 31, 1991.  Any Class A Units issued pursuant to this Section 7. 11(B) shall be redeemed by the Partnership pursuant to Section 9.3.

(C)                               If for any year of the Partnership after 1990 and prior to 2007 while Class B Units remain outstanding, the Partnership has made Cumulative Excess Distributions, as determined based on distributions for periods through the end of such year, then, effective as of March 31 of the next year or the first Record Date for distributions for such year if other than March 31, that number of Class B Units outstanding shall be converted to Class A Units as determined by the following quotient:  such Cumulative Excess Distributions divided by the Annual Indicated Distributions per Unit for such prior fiscal year.

7.12                        Issuance of Additional Class A Units to Mauna Loa.  In consideration of any additional Capital Contributions required to be made by Mauna Loa pursuant to Section 7.2(C), Mauna Loa shall be entitled to be issued additional Class A Units in accordance with this Section

7.12.  If for any year of the Partnership after 1990, the Partnership has made Cumulative Excess Distributions, determined based on distributions for periods through the end of such year, and after taking into consideration any conversion of Class B Units to Class A Units pursuant to Section 7.11(C) with respect to such year, then, effective as of March 31 of the next year or the first Record Date for distributions for such year if other than March 31, that number of additional Class A Units shall be issued to Mauna Loa as determined by the following formula: the lesser of (A) the quotient derived by dividing such Cumulative Excess Distributions by the Annual Indicated Distributions per Unit for such prior year, or (B) the quotient derived by dividing the Capital Conversion Balance, as of the end of such prior year, by the Unit Price of the Class A Units as of the date of conversion.

7.13                        Registration of Class A Units.  At any time after the conversion of Class B Units to Class A Units by Mauna Loa or the issuance of Class A Units to Mauna Loa in consideration of any additional Capital Contributions by Mauna Loa, upon the request of Mauna Loa, the Partnership shall file with the Securities and Exchange Commission as promptly as practicable after receiving such request. and use its best efforts to cause to become effective, a registration statement under the Securities Act of 1933 registering the offering and sale of all or a portion of the Class A Units owned by Mauna Loa and included in such request; provided that the Partnership shall not be required to file more than one such registration solely with respect to the Class A Units owned by Mauna Loa each year.  If the Partnership has executed a letter of intent with respect to a proposed offering of Class A Units with a prospective managing underwriter and intends to file a registration statement within thirty (30) days, and if the managing underwriter advises Mauna Loa in writing that marketing factors require a limitation of the number of Class A Units to be underwritten, then the number of Class A Units that may be included in the underwriting by Mauna Loa shall be limited as provided below and the registration shall not be considered to be solely with respect to Class A Units owned by Mauna Loa.  If (but without any obligation to do so) the Partnership proposes to register (including for this purpose a registration effected by the Partnership for Unitholders other than Mauna Loa) any of its Class A Units or other securities in connection with an underwritten public offering of the securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Partnership employee benefit plan, a Securities and Exchange Commission Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Class A Units held by Mauna Loa), the Partnership shall, at such time, promptly give Mauna Loa written notice of the proposed registration.  Upon the written request of Mauna Loa given within twenty (20) days after giving of such notice by the Partnership, the Partnership shall cause to be included in the filing all of the Class A Units that Mauna Loa has requested to be registered.  The Partnership may withdraw any such filing at any time before it becomes effective, or postpone its effectiveness, without any obligation or liability to Mauna Loa.  The Partnership shall not be required to include any of Mauna Loa’s securities in an underwritten offering of the Partnership’s securities unless Mauna Loa accepts the terms of the underwriting as agreed upon between the Partnership and the underwriters selected by it and agrees to execute such documents in connection with the registration as the Partnership may reasonably request.  If the total amount of securities, including Class A Units owned by Mauna Loa, requested to be included in the offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Partnership shall be required to include in the offering only that number of such securities, including Class A Units owned by Mauna Loa, which the underwriters believe in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportion as shall be mutually agreed to by such selling security holders).  In connection with any registration pursuant to this Section 7.13, the Partnership shall promptly prepare and file such documents as may be necessary to register or qualify such Class A Units subject to such registration under the securities laws of such states as Mauna Loa shall reasonably request and do any and all other acts and things which may reasonably be necessary or advisable to enable Mauna Loa to consummate a public sale of such Class A Units in such states.  Registrations effected under this paragraph shall be effected at the expense of Mauna Loa in proportion to the securities registered for Mauna Loa.

7.14                        Changes in Outstanding Units.  The Managing General Partner is authorized to effect any Class A Unit split or declare and pay pro rata distributions of Class A Units to the holders of Class A Units.  In the event of any such Class A Unit split or distribution, appropriate adjustments shall be made to the Indicated Distributions per Unit and the number of Class B Units convertible into Class A Units.

ARTICLE VIII.
ALLOCATION OF INCOME AND LOSSES

8.1                               Allocations for Capital Account Purposes.

(A)                               For purposes of maintaining the Capital Accounts and in determining the rights of the Partners, Assignees and Class B Unitholders among themselves, each item of income, gain, and loss of the Partnership (computed in accordance with Section 7.10(B)) shall, except as otherwise provided in this Section 8.1, be allocated among the Partners and Assignees in accordance with their respective Allocable Shares.

(B)                               In the event the Partnership undertakes a Capital Transaction while any Class B Units remain outstanding, any gain (computed in accordance with Section 7.10(B)) arising upon such Capital Transaction shall be allocated (1) first, among the Partners and Assignees in accordance with their Allocable Shares until the gain allocated to the Limited Partners and Assignees equals the product of (a) the number of then outstanding Class A Units and (b) the excess, if any, of (i) the sum of the Initial Carrying Value per Unit with respect to the property disposed of in the Capital Transaction, the Capital Transaction Premium per Unit with respect to the property disposed of and the Cumulative Distribution Deficit per Unit as of the date of such Capital Transaction, over (ii) the Current Carrying Value per Unit with respect to the property disposed of at the time of the Capital Transaction; (2) then to the Class B Unitholders until the gain allocated to each Class B Unit equals the Initial Carrying Value per Unit with respect to the property disposed of; and (3) any balance, in accordance with the Partners’ and Assignees’ Allocable Shares, but assuming for this purpose that all outstanding Class B Units had been converted to Class A Units pursuant to Section 7.11 immediately prior to the Capital Transaction.

(C)                               In the event the Partnership undertakes a Capital Transaction while any Class B Units remain outstanding, any loss arising upon such Capital Transaction (computed in accordance with Section 7.10(B)) shall be allocated (1) first, to the Class B Unitholders until the balance reflected in the Deferred Accounts associated with the Class B Units is reduced to zero; and (2) then among the Partners and Assignees in accordance with their Allocable Shares.

(D)                               In the event a Partner, Assignee or Class B Unitholder receives an adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations, such Partner, Assignee or Class B Unitholder shall be allocated items of income and gain in an amount and manner sufficient to eliminate any deficit balance in such Partner’s, Assignee’s or Class B Unitholder’s Capital Account or Deferred Account as quickly as possible.

8.2                               Tax Allocations.

(A)                               For federal income tax purposes, all income, gain, loss and deduction (and each item thereof) shall, except as otherwise provided in this Section 8.2, be allocated among the Partners and Assignees in accordance with their respective Allocable Shares.

(B)                               In the case of any Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions attributable thereto shall be allocated for federal income tax purposes among the Partners and Assignees as follows:

(1)                                 In the case of a Contributed Property, such items shall be allocated among the Partners and Assignees in a manner that takes into account the variation between the Agreed Value of such property and its Adjusted Basis at the time of contribution in attempting to eliminate Book-Tax Disparities.  Except as otherwise provided in paragraph (C) below, any items of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners and Assignees in accordance with their respective Allocable Shares.

(2)                                 In the case of an Adjusted Property, such items shall (a) first, be allocated among the Partners and Assignees in a manner (consistent with the principles of Section 704 and the regulations thereunder) which takes into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 7.10(D)(3) in attempting to eliminate Book-Tax Disparities, and (b) second, in the event such property was originally a Contributed Property, be allocated among the Partners and Assignees in a manner consistent with the first sentence of paragraph (B)(1) above.  Except as otherwise provided in paragraph (C) below, any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners and Assignees in accordance with their respective Allocable Shares.

(C)                               In the event the Partnership undertakes a Capital Transaction while any Class B Units remain outstanding, any Residual Gain or Residual Loss recognized upon such Capital Transaction shall be allocated in a manner consistent with the manner in which the gain or loss computed with respect to such Capital Transaction for purposes of maintaining Capital Accounts pursuant to Section 7.10(B) is allocated pursuant to Section 8.1(B) or 8.1(C), whichever is applicable.

(D)                               All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners and Assignees in accordance with the provisions hereof shall be determined without regard to any election under

Section 754 of the Code which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary to take into account those adjustments authorized under Sections 734 and 743 of the Code.

(E)                                To the extent of any Recapture Income resulting from the sale or other taxable disposition of a Partnership Property, the amount of any gain from such disposition allocated to a Partner or Assignee (or its successor in interest) for federal income tax purposes pursuant to the foregoing provisions shall be deemed to be Recapture Income to the extent such Partner or Assignee (or successor) has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income (to the extent such Partner or Assignee (or successor) has not theretofore recognized such income upon an issuance of Class A Units by the Partnership).

(F)                                 (1)                                 It is intended that the allocations in this Section 8.2 shall effect an allocation for federal income tax purposes in a manner consistent with Section 704 and related sections of the Code and shall comply with any limitations or restrictions therein to the extent reasonably possible without causing the Units to not have uniform characteristics for federal income tax purposes.  The Managing General Partner shall have the authority and discretion, without the approval of the Limited Partners and Assignees, to adopt such conventions as it deems appropriate in making the allocations pursuant to this Section 8.2 and to modify and amend the provisions of this Section 8.2 and related provisions of this Agreement for the purpose of complying with Treasury Regulations promulgated under Section 704 of the Code, rulings or positions of the Service or court decisions or as the Managing General Partner otherwise deems advisable; provided that the Managing General Partner shall not have the authority to adopt conventions or amendments which would cause the Units to not have uniform characteristics for federal income tax purposes.

(2)                                 In the event a “technical termination” of the Partnership occurs under Section 708 of the Code upon either the assignment by Mauna Loa of Class A Units to the Underwriters pursuant to the Initial Offering or any other assignment of Units, it is intended that the allocations provided in this Section 8.2 be applied to take into account the variation, if any, between the Agreed Value of the Contributed Property and its Adjusted Basis for federal income tax purposes, as determined under Section 732 of the Code, following the deemed distribution and recontribution of such properties which occurs as a result of such termination.

(3)                                 In addition, if the initial Adjusted Basis of the Original Orchard Properties is increased (along with an attribution of value to the Class B Units) pursuant to a Final Determination, the federal income tax attributes resulting from such increased Adjusted Basis shall be allocated solely to the Class B Unitholders.  Any such allocation of tax attributes shall not be reflected in the Deferred Accounts of the Class B Unitholders.

(G)                               In the event a Partner, Assignee or Class B Unitholder receives an adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations, such Partner, Assignee or Class B Unitholder shall be allocated items of income and gain in an amount and manner consistent with the allocation of income and gain pursuant to Section 8.1(E).

(H)                              In the event of the transfer of a Unit during a year, each item of Partnership income, gain, loss, deduction and credit attributable to the transferred Unit shall, for federal income tax purposes, be prorated between the transferor and transferee using such methods as may be adopted by the Managing General Partner, in its discretion, to comply with Section 706 of the Code.  For this purpose, a Partner or an Assignee of record shall, to the extent practicable and consistent with the preceding sentence, be allocated taxable income and loss (and items thereof) from the date such Partner or Assignee acquired his Partnership Interest as if such Partner or Assignee became a Partner or Assignee of record on such date; provided that the Partnership shall not, by reason of this sentence, be obligated to reallocate taxable income or loss (or items thereof) previously reported for tax purposes or file amended tax returns or other documents reflecting any such reallocation.

(I)                                   If the Allocable Shares of the Partners and Assignees are changed during a taxable year due to the issuance of additional partnership Interests, items of Partnership income, gain, loss, deduction and credit shall be allocated among the Partners and Assignees to take into account their varying Allocable Shares during the year.  In this regard, the Managing General Partner shall adopt such methods as it deems necessary or appropriate, in its discretion, in order to comply with Section 706 of the Code.

8.3                               Tax Elections.

(A)                               Except as otherwise provided herein, the Managing General Partner shall, in its sole discretion, determine whether to make any available election under the Code.  The Managing General Partner may, in its discretion, make the election under Section 754 of the Code in accordance with applicable regulations thereunder to cause the basis of Partnership Property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code.  Such election may also be made, in the Managing General Partner’s discretion, for the reconstituted Partnership upon any termination of the Partnership pursuant to Section 708 of the Code.  In connection with the Initial Offering, the Managing General Partner shall make a Section 754 election for the Partnership as constituted prior to a sale of the Class A Units to the Underwriters.  The Managing General Partner shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

(B)                               The General Partners, the Underwriters and any Limited Partner and Assignees, by agreeing to the terms of this Agreement hereby elect to be governed by the provisions of Section 732(d) of the Code upon a termination of the Partnership pursuant to Section 708 of the Code if the Managing General Partner, in its absolute discretion, deems such election to be advisable at any time.  All such parties hereby further agree to execute and file all documents and to take any other steps necessary to effect such election and appoint the Managing General Partner as their authorized agent to take such steps on their behalf.

ARTICLE IX.
DISTRIBUTIONS

9.1                               Time and Amount of Cash Distributions.

(A)                               During the period through December 31, 1990, as of the close of each quarter, an amount equal to the Net Cash Flow of the Partnership for such quarter shall be distributed to the Partners and Assignees of record on the Record Date set for the distribution in accordance with their Allocable Shares to the extent such Net Cash Flow does not exceed an amount equal to the sum of (1) the Indicated Distributions for such quarter and (2) the Cumulative Distribution Deficit as of the end of the prior quarter.  In addition, any amount credited to the Operating Cash Account pursuant to Section 9.1(C) with respect to such quarter shall be distributed to such Partners and Assignees in accordance with their Allocable Shares.  During the period after December 31, 1990, an amount equal to the Net Cash Flow for each quarter, reduced by amount of any Incentive Fee payable with respect to such quarter, shall be distributed to the Partners and Assignees of record on the Record Date set for distribution in accordance with their Allocable Shares.  The Managing General Partner, in its sole discretion, may determine that any distribution described in this Section 9.1(A) shall be a lesser amount or shall not be made because distribution of the full amount could have a materially adverse effect on the operations or financial condition of the Partnership.

(B)                               In the event the Partnership undertakes a Capital Transaction, the Managing General Partner, may, in its discretion, distribute to the Partners, Assignees and Class B Unitholders the Net Proceeds of the Capital Transaction as reflected in the Capital Transaction Account.  Any such distributions shall be made (1) first, among the Partners and Assignees in accordance with their Allocable Shares to the extent of any Cumulative Distribution Deficit as determined for the last quarter ending prior to the date of the distribution; (2) next, among the Partners and Assignees in accordance with their Allocable Shares to the extent of any aggregate Capital Transaction Premium previously credited to the Partners and Assignees with respect to Capital Transactions occurring on or prior to the date of the distribution, less any prior distributions pursuant to this Section 9.1(B)(2); (3) next, to the Partners and Assignees in accordance with their Allocable Shares up to an amount equal to the aggregate initial Carrying Values of all assets disposed of in Capital Transactions occurring on or prior to such date and (4) then, to the Partners, Assignees and the Class B Unitholders in accordance with their proportionate interests in any balance of the Capital Transaction Account (taking into account allocations made pursuant to Section 8.1(B)).

(C)                               In the event there is a Deficit Cash Flow for any quarter through December 31, 1990, the Cash Account and Over-Allotment Cash Account shall be charged, and the Operating Cash Account shall be credited, with an aggregate amount equal to such Deficit Cash Flow (or such lesser remaining cash balances in the Cash Account and Over-Allotment Cash Account) in order to fund Indicated Distributions as follows: (1) first, the Cash Account shall be charged according to the Cash Account Subsidy Ratio applied to such Deficit Cash Flow and the Over-Allotment Cash Account share be charged according to the Over-Allotment Subsidy Ratio applied to such Deficit Cash Flow until the cash balance of either the Cash Account or the Over-Allotment Cash Account is exhausted; and then (2) if any balance remains in the Cash Account, 100% shall be charged to the Cash Account until the Cash Account is exhausted.

(D)                               Nothing in this Partnership Agreement or this Section shall serve as a limitation on the Managing General Partner’s right to retain or use the Partnership’s assets or its revenues as, in the opinion of the Managing General Partner, may be required to satisfy the anticipated present and future cash needs of the Partnership.

(E)                                The General Partner may make distributions to Partners and Assignees from any funds of the Partnership, including distributions that may constitute a Return of Capital.

9.2                               Distributions of Partnership Property.  In its sole discretion, the Managing General Partner may distribute to Partners and Assignees Partnership property other than cash, combinations of cash and property, and additional Units or securities of the Partnership which have been authorized and issued pursuant to the terms of this Agreement.

9.3                               Redemption of Units.  In the event Mauna Loa is entitled to convert any Class B Units to Class A Units pursuant to Sections 7.11(A) or 7.11(B), such Class A Units shall be immediately redeemed upon conversion for a price equal to the Unit Price as of the date of conversion.

9.4                               Tax Withholding.  Notwithstanding anything to the contrary herein, the Managing General Partner may withhold appropriate amounts from distributions to the Partners and Assignees, determined in the discretion of the Managing General Partner, as may be necessary to satisfy withholding requirements under federal and state law.

ARTICLE X.
ACCOUNTING AND REPORTS

10.1                        Fiscal Year and Method of Accounting.  The fiscal year of the Partnership shall be the calendar year or such other year as the Managing General Partner selects.  Each fiscal month of the Partnership shall end on the last day of the calendar month or such other day as the Managing General Partner selects.  All amounts computed for the purposes of this Agreement (other than for tax purposes) and all applicable questions concerning the rights of Partners and Assignees shall be determined using generally accepted accounting principles as in effect from time to time.

10.2                        Reports.

(A)                               The Managing General Partner shall use its best efforts to prepare and furnish within ninety (90) days after the close of each Partnership taxable year to each Person who was the holder of record of a Certificate or Depositary Receipt on the last day of any month during the Partnership’s year the information necessary for the preparation of such Person’s United States federal income tax return and any United States or state income tax returns or the tax returns of any other jurisdiction required of such Person as a result of the operations of the Partnership.  The Partners and Assignees agree to furnish the Managing General Partner with such information as may be necessary or helpful in preparing the tax returns or other filings of the Partnership.

(B)                               As soon as practicable, but in no event later than ninety (90) days after the close of each fiscal year, the Managing General Partner shall mail or deliver to each Limited Partner of record reports containing financial statements of the Partnership for the fiscal year, including a balance sheet, statements of operations, changes in Partners’ equity and changes in financial position.  Such statements shall be prepared in accordance with generally accepted accounting principles and audited and certified by a nationally recognized firm of independent public accountants selected by the Managing General Partner, and are to be accompanied by a supplementary summary.

(C)                               As soon as practicable but in no event later than forty-five (45) days after the close of each fiscal quarter, except the last fiscal quarter of each fiscal year, the Managing General Partner shall mail or otherwise furnish to each Limited Partner and each Assignee of record a quarterly report for the fiscal quarter containing such financial and other information as the Managing General Partner deems appropriate.

10.3                        Tax Controversies.  Subject to the provisions hereof, the Managing General Partner is designated as the “Tax Matters Partner” (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith.  Each Partner agrees to cooperate with the Managing General Partner and to do and refrain from doing any or all things reasonably required by the Managing General Partner to conduct such proceedings.

10.4                        Books and Records.  The Managing General Partner shall maintain all records necessary for documenting and reporting the business and affairs of the Partnership.  Except as restricted by law, books and records of the Partnership may be maintained by the Managing General Partner at any location selected by it.  Any records maintained by the Partnership in the regular course of its business, including the record of the holders and Assignees of Units, books of account, and records of Partnership proceedings may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable period of time.  Except for information kept confidential by the Managing General Partner pursuant to the power described in Section 3.13, all books, records, reports and accounts shall be open to inspection by any Partner or duly authorized representatives of the Partner on reasonable notice at any reasonable time during business hours, for any purpose reasonably related to the Partner’s interest as a Partner, and the Partner or the representatives at the expense of the Partner shall have the further right to make copies or excerpts therefrom.  A Limited Partner may request an accounting of Partnership affairs whenever circumstances render it just and reasonable, but the furnishing of such information or conducting such accounting shall be at the Limited Partners’ own expense.  The Partner and the Partner’s representatives shall not divulge to any other Person any confidential or proprietary data, information or property or any trade secrets of the Partnership.  A copy of the list of the names and addresses of all Partners shall be furnished to any Partner or the representatives upon request in person or by mail to a General Partner.  The Person requesting the list shall pay the cost of copying the list and mailing before the list is delivered.  The Partnership will maintain information on holders of Units for four years after such Persons cease to hold Units in the Partnership.  Assignees shall have no rights under this Section 10.4.

10.5                        Bank Accounts.  The Partnership shall establish and maintain accounts in financial institutions (including, without limitation, national or state banks, trust companies, or savings and loan institutions) in such amounts as the Managing General Partner may deem necessary from time to time.  The funds of the Partnership shall be deposited in such accounts and shall not be commingled with the funds of either General Partner or any Affiliate thereof.  Checks shall be drawn on and withdrawals of funds shall be made from any such accounts for Partnership purposes and shall be signed by the Person or Persons designated by the Managing General Partner.  Temporary surplus funds of the Partnership may be invested in commercial paper, time deposits, short-term government obligations or other investments as shall be determined by the Managing General Partner.

10.6                        Segregated Accounts.

(A)                               The Partnership shall maintain a Cash Account as a segregated account subject to the provisions hereof.  The Cash Account shall initially consist of the Initial Contribution and the amounts contributed by the General Partners pursuant to Section 7.2(A)(1) and 7.2(B)(1), and shall be increased by any contribution by Mauna Loa pursuant to Section 7.2(C), any amounts contributed by the General Partners pursuant to Section 7.2(A)(2) and Section 7.2(B)(2) and any amounts credited to the Cash Account and charged to the Operating Cash Account pursuant to Section 10.6(D).  Any receipts with respect to assets held in the Cash Account shall be added to the Cash Account, and any net income with respect to the Cash Account shall be transferred to the Operating Cash Account on a quarterly basis.  The Cash Account shall be utilized for the purpose of supplementing Net Cash Flow to provide the Indicated Distributions to the Partners and Assignees to the extent provided in Section 9.1(C), funding redemption of Class A Units pursuant to Section 9.3 and funding Partnership working capital requirements to the extent not otherwise funded from Partnership revenues.  Any amounts charged to the Cash Account in funding distributions to the Partners and Assignees pursuant to Section 9.1(C) shall be transferred from the Cash Account to the Operating Cash Account.  The Cash Account shall be closed upon the redemption of the Class A Units on March 31, 1991 pursuant to Section 9.3.

(B)                               The Partnership shall maintain an Over-Allotment Cash Account as a segregated account subject to the provisions hereof.  The Over-Allotment Cash Account shall initially consist of any cash received by the Partnership from the Underwriters upon an exercise of their over-allotment option.  Any receipts with respect to assets held in the Over-Allotment Cash Account shall be added to the Over-Allotment Cash Account, and any net income with respect to the Over-Allotment Cash Account shall be transferred to the Operating Cash Account on a quarterly basis.  The Over-Allotment Cash Account shall be utilized for the purposes of paying (or reimbursing Mauna Loa for) certain Organization Expenses pursuant to Section 4.4, funding capital projects designed to increase yields or reduce operating costs, acquiring additional properties, if suitable properties are found, and supplementing Net Cash Flow to provide the Indicated Distributions to the Partners and Assignees to the extent provided in Section 9.1(C). Any amounts charged to the Over-Allotment Cash Account in funding distributions to the Partners and Assignees pursuant to Section 9.1(C) shall be transferred from the Over-Allotment Cash Account to the Operating Cash Account.  The Over-Allotment Cash Account shall be closed on March 31, 1991, and the balance of the Over-Allotment Cash Account shall be transferred to the Operating Cash Account.

(C)                               The Partnership shall maintain a Capital Transaction Account as a segregated account subject to the provisions hereof.  Any Net Proceeds of a Capital Transaction shall be transferred to the Capital Transaction Account.  Any receipts with respect to assets held in the Capital Transaction Account shall be added to the Capital Transaction Account, and any net income with respect to the Capital Transaction Account shall be transferred to the Operating Cash Account on a quarterly basis.  Any amounts distributed to the Partners, Assignees and the Class B Unitholders pursuant to Section 9.1(B) shall be withdrawn from the Capital Transaction Account for the purpose of making such distributions.  In addition, the Capital Transaction Account may be utilized to fund capital projects designed to increase yields or reduce operating costs, to acquire additional properties, if suitable properties are found, or for other Partnership purposes as the Managing General Partner deems appropriate in its discretion.

(D)                               The Partnership shall maintain an Operating Cash Account as a segregated account subject to the provisions hereof.  The Operating Cash Account shall consist of and be increased by all receipts of the Partnership, including loan proceeds, not added to the Cash Account, the Over-Allotment Cash Account or the Capital Transaction Account.  The Operating Cash Account shall be utilized to pay all expenses of the Partnership and to make all distributions to the Partners and Assignees, other than distributions in redemption of Class A Units pursuant to Section 9.3. As of the end of each calendar quarter through December 31, 1990, an amount equal to any Excess Cash Flow for such quarter, less distributions made for such quarter pursuant to Section 9.1(A)(2), shall be charged to the Operating Cash Account and credited to the Cash Account.

(E)                                All assets held in the accounts provided for in this Section 10.6 shall be invested in bank accounts or certificates of deposit, short-term United States government securities, “money market” funds, bonds with a Moody’s rating of no less than a BBB or a comparable rating from a different rating service or other similar investment grade securities.

(F)                                 Notwithstanding anything to the contrary in this Section 10.6, the Managing General Partner may, in its discretion, utilize any funds in any of the aforementioned accounts for the purpose of making short-term advances to other accounts.

ARTICLE XI.
ISSUANCE AND TRANSFER OF UNITS

11.1                        Issuance of Certificates.  Upon the issuance of Class A Units, the Managing General Partner shall cause the Partnership to issue one or more Certificates substantially in the form of the Certificate attached hereto as Exhibit A in the name of each Class A Limited Partner certifying that the Limited Partner named therein is a Class A Limited Partner in the Partnership as provided in the Partnership’s books and records, stating the number of Class A Units into which his Partnership Interest is divided, and including as a part thereof a form of assignment, subject to this Article 11, sufficient to convey the partnership interest of a limited partner to an assignee under the Delaware Act.  Upon the transfer of a Unit in accordance with the terms of this Agreement, the Managing General Partner shall cause the Partnership to issue replacement Certificates, according to such procedures as the Managing General Partner may establish.

11.2                        Lost, Stolen or Destroyed Certificates.  The Partnership shall issue a new Certificate or cause to be issued a new Depositary Receipt in place of any Certificate or Depositary Receipt previously issued if the registered owner of the Certificate or Depositary Receipt:

(a)                                 makes proof by affidavit, in form and substance satisfactory to the Managing General Partner, that a previously issued Certificate or Depositary Receipt has been lost, destroyed or stolen;

(b)                                 requests the issuance of a new Certificate or Depositary Receipt before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)                                  if requested by the Managing General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the Managing General Partner, with such surety or sureties and with fixed or open penalty, as the Managing General Partner may direct, in its discretion, to indemnify the Partnership and the Depositary against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(d)                                 satisfies any other reasonable requirements imposed by the Managing General Partner.

If a Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate or Depositary Receipt, and a transfer of the Units represented by the Certificate or Depositary Receipt is registered before receiving such notification, the Partner or Assignee shall be precluded from making any claim against the Partnership or any Transfer Agent for such transfer or for a new Certificate or Depositary Receipt.

11.3                        Maintenance of Transfer Records.  The Partnership’s Depositary, registrar and transfer agent (who may be the same Person) will maintain records reflecting the Depositary Receipts registered in the name of each Assignee and Limited Partner, and any subsequent transfers of Depositary Receipts to Assignees and Substituted Limited Partners.

11.4                        Record Holder.  The Partnership shall be entitled to treat the Record Holder as the Limited Partner or Assignee in fact of the Units represented thereby and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Depositary Units are listed for trading.  Without limiting the foregoing when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as a nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Depositary Receipts or Certificates, as between the Partnership on the one hand and such Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) beneficially and of record, (b) must execute and deliver a Transfer Application and (c) will be bound by the Partnership Agreement and will have the obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

11.5                        Withdrawal of Certificates.  Upon the written request of any Limited Partner or Assignee accompanied by a surrendered Depositary Receipt held by a Limited Partner or Assignee, the Partnership will cause to be issued to such Person a Certificate or Certificates in the name of such Person evidencing the same number of Units.  If such Person is an Assignee, upon the issuance of the Certificate, this Agreement shall be amended to effect the admission of such Assignee as a Substituted Limited Partner, which admission shall be set forth on the books and records of the Partnership.  A Limited Partner may redeposit any such Certificate with the Depositary which shall then reissue Depositary Receipts in the name of the Limited Partner or an Assignee thereof upon sixty (60) days’ prior written notice.

11.6                        Legends.  The Partnership may cause to be imposed, imprinted or stamped on any Certificate or Depositary Receipt one or more legends or restrictions on transfer which the Managing General Partner in its sole discretion believes may be necessary or advisable to comply with federal or state securities laws or other applicable laws, rules, regulations or agreements.

ARTICLE XII.
TRANSFERS OF INTERESTS

12.1                        Transfer.

(A)                               The term “transfer”, when used in this Article 12 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a General Partner assigns its Partnership Interest as a General Partner to another Person or by which the holder of a Unit assigns its Partnership Interest evidenced thereby to another Person as Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition.

(B)                               No Partnership Interest or Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 12 and Article 13.  Any transfer or purported transfer of any Partnership Interest or Unit not made in accordance with this Article 12 and Article 13 shall be null and void.

12.2                        Transfer of Interests of General Partners.

(A)                               The Managing General Partner may not transfer all or any part of its Partnership Interest as the Managing General Partner unless (i) a Majority Interest of the Limited Partners consents to such transfer and (ii) the Partnership receives an opinion of counsel that such transfer would not result in the loss of limited liability of any Limited Partner in the Partnership or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

(B)                               The Special General Partner may not transfer all or any part of its Partnership Interest as the Special General Partner unless (i) the Managing General Partner consents in writing to such transfer and (ii) the Partnership receives an opinion of counsel that such transfer would not result in the loss of limited liability of any Limited Partner in the Partnership or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

(C)                               Neither subsections (A) or (B) of this Section 12.2 nor any other provisions of this Agreement shall be construed to prevent (and all Partners hereby expressly consent to) (i) the transfer by a General Partner of its Partnership Interest to an Affiliate, or the transfer by a General Partner of its Partnership Interest upon its merger or consolidation into any other corporation or the transfer by it of all or substantially all of its assets to another corporation, and the assumption of the rights and duties of the General Partner by such Affiliate or the transferee corporation, provided such Affiliate or such corporation furnishes to the Partnership an opinion of counsel that such merger, consolidation, transfer or assumption will not result in a loss of limited liability of any Limited Partner or result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes, (ii) the transfer by a General Partner of or the mortgage, pledge, hypothecation or granting a security interest in all or any part of its interest in items of Partnership income, gains, losses, deductions, credits, distributions or surplus or (iii) the General Partner’s mortgaging, pledging, hypothecating or granting a security interest in any Units owned by such General Partner as collateral for a loan or loans.

12.3                        Transfer of Units.  Any Class A Units, including, Units held by a General Partner, may be transferred following deposit of such Class A Units with the Depositary.  Class A Units that have never been deposited with the Depositary or that have been withdrawn from the Depositary and not redeposited are not transferable except by operation of law; provided, however, that Mauna Loa or its Affiliates may, without restriction, transfer between or among themselves, Class A Units that have never been deposited with the Depositary and Class A Units that have been withdrawn from the Depositary and not redeposited and any Partner may transfer Class A Units to the Partnership or a General Partner.

12.4                        Transfer of Depositary Units.

(A)                               Except as provided in Section 12.3, the Partnership shall not recognize transfers of Class A Units or interests therein except by transfers of Depositary Receipts representing Depositary Units.  Depositary Units may be transferred only in the manner provided in this Agreement and the Depositary Agreement.  No transfer of Depositary Receipts evidencing Depositary Units will be recorded or otherwise recognized by the Partnership unless and until the transferee has delivered a properly executed Transfer Application to the Depositary.

(B)                               A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have agreed to be bound by the terms and conditions of the Depositary Agreement and the Depositary Receipt, (ii) to have requested admission as a Substituted Limited Partner, (iii) to have agreed to comply with and be bound by this Agreement and to execute any document that the Managing General Partner may reasonably require to be executed in connection with the transfer and admission as a Substituted Limited Partner pursuant to Article 13 and as a party to this Agreement, (iv) to have represented and warranted that such transferee has authority to enter into the Depositary Agreement and this Agreement, (v) to have appointed the Managing General Partner attorney-in-fact to execute any document that the Managing General Partner may deem necessary or appropriate to be executed in connection with the transfer and his admission as a Substituted Limited Partner, (vi) to have given the power of attorney set forth in Article 16 and (vii) to have given the consents and waivers contained herein.  Until admitted as a Substituted Limited Partner pursuant to Article 13, the Record Holder of a Depositary Receipt shall be an Assignee in respect of such Depositary Units.  Except as specifically provided in this Agreement, an Assignee shall not be treated as or have the rights of a Partner with the rights granted to an Assignee pursuant to this Agreement.

(C)                               Each distribution in respect of Class A Units shall be paid by the Partnership, directly or through the Depositary or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution.  Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(D)                               Notwithstanding anything to the contrary herein, the Underwriters purchasing Class A Units pursuant to the Underwriting Agreement shall not be required to execute a Transfer Application in order to effect the transfer of the Depositary Receipts evidencing the Class A Units to such Underwriters or to constitute such Underwriters as Substituted Limited Partners or Additional Limited Partners with respect to the Class A Units evidenced thereby.  Each such Underwriter, by acquiring such Depositary Receipts in connection with the Initial Offering, shall be deemed to have agreed to comply with and be bound by the terms and conditions of this Agreement, the Depositary Agreement, and the Depositary Receipt and to have taken the other actions specified in the Transfer Application and Sections 12.4(A) and 12.4(C) as if such Underwriter had executed the Transfer Application.

12.5                        Depositary Arrangements.  The Managing General Partner shall have full authority to amend, extend or terminate the Depositary Agreement or the services of a Depositary if, in the sole discretion of the Managing General Partner, it deems it appropriate to do so.  If the services of a Depositary are terminated, the Managing General Partner shall make substitute, comparable or other arrangements to facilitate trading of Class A Units or interests in Class A Units.

ARTICLE XIII.
ADMISSION OF SUBSTITUTED AND ADDITIONAL LIMITED PARTNERS

13.1                        Admission of Substituted Limited Partners.

(A)                               Any person shall have the right to request admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted by the terms of this Agreement.  By transfer of a Depositary Receipt, the transferor is deemed to have given the transferee the right to request admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted under this Agreement.  A transferee who does not execute a Transfer Application, however, shall have only the right to negotiate such Depositary Receipt to a purchaser or other transferee.  Each transferee of a Depositary Receipt (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, acquiring such Depositary Unit for the account of another Person) shall apply to become a Substituted Limited Partner with respect to Depositary Units transferred to such Person by executing and delivering a Transfer Application at the time of such transfer.  Such transferee shall become a Substituted Limited Partner at such time as the Managing General Partner consents thereto, which consent may be given or withheld in the Managing General Partner’s sole discretion.  If such consent is withheld, such transferee shall be an Assignee.  An Assignee is entitled to an interest in the Partnership equivalent to that of a Limited Partner with respect to the right to receive distributions from the Partnership, including liquidating distributions, but will not have the right to vote directly on Partnership matters and will otherwise be subject to the limitations under the Delaware Act on the rights of an assignee who has not become a limited partner.  The Managing General Partner will vote, and exercise other powers attributable to Class A Units owned by an Assignee at the direction of such Assignee.  Unless the Depositary is notified to the contrary, the Managing General Partner shall be deemed to have given its consent to the admission of a transferee as a Substituted Limited Partner, and such admission shall be effective, at and from the close of business on the last business day of the calendar month in which a properly executed Transfer Application is received by a Transfer Agent.

(B)                               Under the terms of the Depositary Agreement, the Depositary shall be obligated to prepare, as of the close of business on the last business day of each month, a list or other appropriate evidence setting forth the transfers of Depositary Units registered by all Transfer Agents since the last business day of the preceding month (the “transfer record”), setting forth the business day on which such Substituted Limited Partner was admitted to the Partnership and, as promptly as practicable after the last business day of each month, to submit the transfer record to the Managing General Partner.

(C)                               The admission of an Assignee as a Substituted Limited Partner shall be effective without the consent of any of the Partners other than the Managing General Partner.

13.2                        Admission of Additional Limited Partners.  A Person (other than the Initial Limited Partner in its capacity as such) who makes a Capital Contribution to the Partnership shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the Managing General (a) an acceptance, in form satisfactory to the Managing General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article 16, and (b) such other documents or instruments as may be required in order to effect his admission as a Limited Partner, and such admission shall become effective on the date that the Managing General Partner determines in its sole discretion that such conditions have been satisfied and issues to such Additional Limited Partner a certificate evidencing ownership of his Class A Units.

ARTICLE XIV.
CHANGES IN GENERAL PARTNERS

14.1                        General Partner Ceasing to be a General Partner.

(A)                               A General Partner shall cease to be a General Partner of the Partnership only upon the occurrence of any one or more of the following events:

(1)                                 The General Partner’s withdrawal from the Partnership;

(2)                                 The General Partner’s removal as a General Partner;

(3)                                 Effective as provided in (B) below, an order for relief against the General Partner is entered under Chapter 7 of the federal bankruptcy law, or the General Partner, (a) makes a general assignment for the benefit of creditors, (b) files a voluntary petition under the federal bankruptcy law, (c) files a petition or answer seeking for that General Partner any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against that General Partner in any proceeding of this nature, or (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of that General Partner’s properties;

(4)                                 The death of an individual General Partner;

(5)                                 The entry by a court of competent jurisdiction of an order adjudicating an individual General Partner incompetent to manage the General Partner’s person or property;

(6)                                 In the case of a General Partner who is acting as a General Partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

(7)                                 In the case of a General Partner that is a separate partnership, the dissolution and commencement of winding up of the separate partnership;

(8)                                 In the case of a General Partner that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; or

(9)                                 In the case of a General Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership.

(B)                               Any event described in Section 14.1(A)(3) shall cause a General Partner to cease to be a General Partner only as provided in this Section 14.1(B).  Immediately upon the later of (a) the entering of the order for relief under Chapter 7 of the federal bankruptcy law or (b) the final disposition of any appeal by the General Partner from the entering of such an order, and immediately upon the occurrence of any of the other events described in Section 14.1(A)(3), the General Partner shall give notice of the event to the Partners.  The General Partner shall cease to be a General Partner one hundred twenty (120) days after such notice is given.

14.2                        Withdrawal or Removal of the Managing General Partner.

(A)                               MLR covenants and agrees that it shall continue to act as Managing General Partner of the Partnership until the date which is ten years after the Closing Date, subject to its right to transfer its interest as a General Partner pursuant to Section 12.2 of this Agreement.  At any time after the date which is ten years from the Closing Date, the Managing General Partner may withdraw from the Partnership effective upon at least 90 days’ advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice.  Except as provided in Section 14.8, any transfer by the Managing General Partner of all of its interest as a General Partner pursuant to Section 12.2 shall constitute the withdrawal of the Managing General Partner for purposes of this Section 14.2(A).  If the Managing General Partner gives a notice of withdrawal, a Majority Interest may, prior to the effective date of such withdrawal, elect a successor Managing General Partner.  If no successor Managing General Partner is elected, the Partnership shall be dissolved pursuant to Section 15.1.

(B)                               The Managing General Partner may be removed only in accordance with the following:

(1)                                 before the tenth anniversary of the Closing Date, only upon the affirmative votes of Limited Partners owning at least 95% of the Class A Units then outstanding for which the Partnership has valid current addresses; and

(2)                                 from and after the tenth anniversary of the Closing Date, only upon the affirmative votes of Limited Partners owning at least 66K% of the Class A Units then outstanding.

Any such action by the Limited Partners for removal of the Managing General Partner must also provide for the election of a new Managing General Partner.  The right of the Limited Partners to remove the Managing General Partner shall not exist or be exercised unless the Partnership has received an opinion of independent counsel that the removal of the Managing General Partner and the selection of a successor Managing General Partner will not result in (i) the loss of limited liability of any Limited Partner or (ii) the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes.

14.3                        Withdrawal or Removal of Special General Partner.

(A)                               Mauna Loa covenants and agrees that it shall continue to act as Special General Partner of the Partnership until the date which is ten years after the Closing Date, subject to its right to transfer its interest as a General Partner pursuant to Section 14.8 of this Agreement.  At any time after the date which is ten years from the Closing Date, the Special General Partner may withdraw from the Partnership upon at least 90 days’ advance written notice to the Managing General Partner, except as otherwise provided herein, such withdrawal to take effect on the date specified in such notice.  Except as provided in Section 14.8, the transfer by the Special General Partner of all of its interest as a General Partner shall constitute the withdrawal of the Special General Partner for purposes of this Section 14.3(A).  Upon receiving such notice, the Managing General Partner shall select a successor Special General Partner within such 90-day period.  Such withdrawal of the Special General Partner shall not become effective unless the Partnership has received by the end of such 90-day period an opinion of independent counsel that the Special General Partner’s withdrawal from the Partnership (following the selection of the successor Special General Partner) would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

(B)                               If the Special General Partner ceases to be a General Partner, the Managing General Partner shall as promptly as practicable select a successor Special General Partner.  Pending such selection, the person who is at the time the President of the Special General Partner shall be the Special General Partner, effective as of the time the Special General Partner ceases to be a General Partner.

(C)                               Notwithstanding the foregoing, a successor Special General Partner need not be selected if (i) the Partnership has received an opinion of counsel that the failure to select a successor would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or (ii) the Partnership is already treated in all material respects as an association taxable as a corporation for federal income tax purposes.  If a successor Special General Partner is not selected, the Managing General Partner shall have the rights, and be subject to the obligations, of a successor to the Special General Partner.

14.4                        Admission of Successor Managing General Partner.  A successor Managing General Partner selected pursuant to Section 14.2 or the transferee of or successor to the entire Partnership Interest of the Managing General Partner shall be admitted to the Partnership as the Managing General Partner, effective as of the date an amendment or restatement of the Certificate of Limited Partnership is filed with the Secretary of State of the State of Delaware effecting such substitution.

14.5                        Admission of Successor Special General Partner.  A successor Special General Partner selected pursuant to Section 14.3 or the transferee of or successor to the entire Partnership Interest of the Special General Partner shall be admitted to the Partnership as the Special General Partner upon furnishing to the Managing General Partner (a) an acceptance in form satisfactory to the Managing General Partner of all terms of this Agreement, including, without limitation, the power of attorney granted in Article 16, and (b) such other documents as the Managing General Partner shall require, effective as of the date an amendment or restatement of the Certificate of Limited Partnership is filed.

14.6                        Rights on Removal or Withdrawal.  A General Partner which has ceased to be a General Partner shall be entitled to all compensation accrued as of the date of its removal or withdrawal and shall have the same rights to inspect and make copies or excerpts of the books and records of the Partnership as is provided to Limited Partners until all amounts due the General Partner as of the date the General Partner ceased to be a General Partner have been paid.  The General Partner shall be a creditor of the Partnership as to all such amounts owed to it by the Partnership, and shall not have any portion of its interest as General Partner converted to an interest as a Limited Partner or Assignee except as provided in Sections 7.11, 7.12 and 14.11.  As to any Class A Units so held or received, the General Partner shall be entitled to exercise all of the voting rights provided under this Agreement as a Partner.

14.7                        Liability on Removal or Withdrawal.  If, at the time of the Departing Partner’s departure, the Partnership is indebted to the Departing Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold, services rendered, or costs and expenses incurred by the Departing Partner, the Partnership shall, within sixty (60) days after the effective date of such Departing Partner’s departure, pay to the Departing Partner the full amount of such indebtedness.  In addition, the successor to the Departing Partner shall assume all obligations theretofore incurred by the Departing Partner, as General Partner of the Partnership, except for the liabilities which the Managing General Partner has incurred as a result of its own negligence or misconduct.

14.8                        Successor and Predecessor General Partners.  Unless a General Partner has ceased to be a General Partner pursuant to Sections 14.2 and 14.3, the General Partner shall have the right to transfer its business, including a transfer by operation of law, as provided in Section 12.2(C), and any Person continuing the business of the General Partner shall immediately become a General Partner of this Partnership and any successor or reconstituted partnership and shall have the exclusive right to possess Partnership Property to continue the Partnership and shall continue the business of the Partnership pursuant to the terms and provisions of this Agreement without any action or vote of any Person.  If the Partnership dissolves because a General Partner ceases to be a General Partner, then this Partnership shall be reformed and reconstituted and its business continued as provided in this Section 14.8, Section 14.9 and Article 15.  lf it is necessary or advisable to reform and reconstitute this Partnership and to continue its business, the remaining and successor General Partners shall elect to reform and reconstitute the Partnership and to continue its business.  When any Person ceases to be a General Partner under this Agreement or a partner, director or officer of a General Partner, that Person shall continue to have the benefit of any provisions of this Agreement providing for indemnity, exculpation or insurance which protected the Person as a General Partner or a partner, director or officer of a General Partner, or which limited or defined the liability of the Person with respect to activities in which such Person engaged as a General Partner.

14.9                        Automatic Continuation of Partnership.  If a General Partner ceases to be a General Partner (other than by removal which does not in any event dissolve the Partnership), the Partnership shall not be dissolved and its business shall be continued by the remaining General Partner or Partners, if any.  The remaining General Partner or Partners agree to take any and all reasonable steps to continue the business of the Partnership.

14.10                 Vote on Continuation of Partnership.  Unless a higher vote is required by the Delaware Act, upon an event of dissolution described in Section 15.1(A), the Partnership shall thereafter be terminated unless a Majority Interest (and all Partners hereby expressly consent that such an election may be effected upon written consent of a Majority Interest) pursuant to Section 6.9(A)(5) elects to continue the Partnership.  Unless an election to continue the Partnership is made within ninety (90) days of the event of dissolution, the Partnership shall conduct only activities necessary to wind up its affairs.  If such an election to continue the Partnership is made then:

(a)                                 within such ninety (90) day period a successor Managing General Partner shall be selected by a Majority Interest;

(b)                                 the Partnership shall continue; and

(c)                                  all necessary steps shall be taken to amend the Agreement, and the successor Managing General Partner may for this purpose exercise the powers of attorney granted pursuant to Article 16.

14.11                 Interest of Departing Partner and Successor.

(A)                               A Departing Partner shall, at the option of its successor exercisable prior to the effective date of the departure of the Departing Partner, promptly receive from its successor in exchange for its interest as a General Partner, an amount in cash equal to the fair market value of the Departing Partner’s interest as a General Partner, determined as of the effective date of departure.  If the option is exercised, the Departing Partner shall, as of the effective date of departure, cease to share in any allocations or distributions with respect to its interest as a General Partner.  For purposes of this Section 14.11, the fair market value of the Departing Partner’s Partnership Interest as a General Partner herein shall be such value as may be agreed by the Departing Partner and the successor.

(B)                               If the successor to a Departing Partner does not exercise the option described in Section 12.12(A) or, in the case of the Special General Partner, if no successor has been selected, the interest of the Departing Partner as a General Partner of the Partnership shall be converted into Class A Units on a basis agreed by the Partnership and the Departing Partner.

(C)                               In the absence of an agreement pursuant to (A) or (B) above within thirty (30) days after the effective date of the Departing Partner’s departure, the value of the interests of the Departing Partner shall be determined by an appraiser selected by the Departing Partner and its successor (or, in the case of the Special General Partner, the Partnership if no successor has been selected), the determination of which shall be conclusive as to the matter.  If those parties cannot agree as to such appraiser within forty-five (45) days after the effective date of such departure, then such appraiser shall be designated by two appraisers selected by the Departing Partner and its successor.

(D)                               If the successor to a Departing Partner does not exercise the option described in paragraph (A) above, the successor shall at the effective date of its admission to the Partnership contribute to the capital of the Partnership cash or property having a Net Agreed Value such that its General Partner Capital Account, after giving effect to such contribution, shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Allocable Share as Managing General Partner, in the case of a successor Managing General Partner, or its Allocable Share as Special General Partner, in the case of a successor Special General Partner.  In such event, such successor shall be entitled to the Allocable Share, as the case may be, of all Partnership allocations and distributions.

14.12                 Managing General Partner.  The Managing General Partner shall be MLR and any successor to MLR which becomes a General Partner of the Partnership pursuant to Section 14.8. If there is no such successor, then the Special General Partner shall be Managing General Partner until the Partners have elected a successor to serve as Managing General Partner.

ARTICLE XV.
DISSOLUTION, WINDING UP AND LIQUIDATION

15.1                        Dissolution.  The Partnership shall be dissolved upon the expiration of its term or upon the first occurrence of one of the following:

(A)                               A General Partner ceases to be a General Partner (other than by removal) unless (1) at the time there is at least one other General Partner or (2) all Partners agree in writing to continue the business of the Partnership and to admit one or more General Partners;

(B)                               an election to dissolve the Partnership by the Managing General Partner which is approved by the affirmative vote of a Majority Interest;

(C)                               The Partnership becomes insolvent or bankrupt;

(D)                               The sale or disposition of all or substantially all assets of the Partnership, including the cessation of active business, the distribution of all cash and the termination of reserves for liabilities; or

(E)                                any other event that, notwithstanding an agreement to the contrary, would cause its dissolution under the Delaware Act.

15.2                        Authority to Wind Up.  If dissolution occurs for any reason, the Managing General Partner (unless such Managing General Partner has ceased to be a General Partner pursuant to Section 14.1(A)(2), (3) or (8), shall have the authority to wind up the business and affairs of the Partnership.  The Managing General Partner shall name upon its withdrawal, dissolution, liquidation, or removal a legal representative who will have such authority to wind up the business and affairs of the Partnership upon such event.  If the Partnership is dissolved by all General Partners ceasing to be General Partners pursuant to Section 14.1(A)(2) or (3), any Person designated by a decree of court or designated by vote of a Majority Interest shall wind up the affairs of the Partnership and shall be entitled to compensation therefor as approved by the court or a vote of a Majority Interest.

15.3                        Accounting.  Upon dissolution (if the business of the Partnership is not continued), and again upon the termination of the Partnership after the winding up of the affairs of the Partnership is complete, an accounting of the Partnership shall be made and it shall be audited or reviewed by the independent public accountants of the Partnership, and a report thereof as audited or reviewed shall be furnished to the General Partners or their legal representative and to all Limited Partners and Assignees.

15.4                        Winding Up and Liquidation.  Upon dissolution of the Partnership, it shall be wound up and liquidated as rapidly as business circumstances permit.  If the liquidator determines that an immediate sale of part or all of the Partnership assets would be impractical or would cause undue loss to the Partners, the liquidator may, in its absolute discretion, distribute to some or all Partners, in lieu of cash, as tenants in common undivided interests in such assets as the liquidator deems unsuitable for liquidation.  The liquidator may defer liquidation or distribution of assets to the Partners in kind if it determines that a sale or such a distribution would be impractical or would cause undue loss to the Partners.  The liabilities of the Partnership shall be entitled to payment in the following order:

(A)                               Those to creditors, in the order of priority as provided by law, except those to secured creditors the obligations owed to whom will be assumed or otherwise transferred on liquidation of Partnership assets;

(B)                               Those amounts deemed necessary by the General Partner or the Persons winding up the affairs of the Partnership for any contingent liabilities or obligations of the Partnership shall be set aside as a reserve for contingent liabilities to be distributed as such time and in such manner hereunder as the Persons winding up the affairs of the Partnership shall determine in their sole discretion;

(C)                               To the Partners, Assignees and Class B Unitholders in proportion to and to the extent of their respective Capital Accounts and Deferred Accounts on the date of distribution.

15.5                        No Recourse Against General Partners.  The Limited Partners and Assignees shall look solely to the assets of the Partnership for the payment of any income allocated to the Limited Partners or Assignees or the Return of Capital, and if the assets of the Partnership remaining after payment or discharge of the debts and liabilities of the Partnership are insufficient to return the Capital Contribution, they shall have no recourse against any General Partner, any director, officer, employee or partner of a General Partner or any Limited Partner or Assignee for such purpose.

15.6                        Claim of Limited Partners and Assignees.  No Limited Partner or Assignee shall have the right or power to demand or receive property other than cash, whether as a Return of Capital, a distribution, a payment on liquidation or otherwise.

15.7                        Restoration of Negative Account Balance.  Upon the dissolution and termination of the Partnership, the General Partners shall contribute to the Partnership any deficit balance in their General Partner Capital Accounts.

ARTICLE XVI.
POWER OF ATTORNEY

The Initial Limited Partner, each Person who becomes a Limited Partner, each Person who executes a Transfer Application and any General Partner by executing or becoming bound by this Agreement irrevocably constitutes and appoints the Managing General Partner of the Partnership, its authorized officers, its successors as Managing General Partner, and the authorized officers of the Managing General Partner, the true and lawful attorneys for such Person and in such Person’s name, place, and stead for such Person’s use and benefit to sign, certify and acknowledge, swear to, and, to the extent necessary, to file and record (1) this Agreement, the Depositary Agreement, the Certificate of Limited Partnership and all amendments thereto; (2) any other instrument which may be required to be filed by the Partnership under the laws of any state or by any government agency which the General Partners deem advisable to file, including, but not limited to, certificates of fictitious name statements, and amendments to or cancellation of the Certificate of Limited Partnership; (3) all certificates and other instruments (including, at the option of a General Partner, this Agreement) and all amendments thereof which the Managing General Partner deems appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in all jurisdictions in which the Partnership may conduct business or own any Property; and (4) instruments relating to the admission of Additional or Substituted Limited Partners.

Each Person also authorizes the Managing General Partner to take any further action which it shall consider necessary or appropriate in connection with any of the foregoing, thereby giving the Managing General Partner full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done in connection with the foregoing as fully as such Person might or could do if personally present, and thereby ratifying and confirming all that the Managing General Partner shall lawfully do or cause to be done by virtue thereof.

The foregoing grant of authority:

(a)                                 shall be a power of attorney coupled with an interest, is irrevocable, and shall survive, and not be affected by, the signing Person’s death, subsequent disability, or incapacity; and

(b)                                 shall survive the delivery of an assignment by the signing Person of the whole or a portion of his interest in the Partnership.

Each Person who has given the Managing General Partner a power of attorney pursuant to this Article 16 hereby agrees to execute and deliver to the Managing General Partner within five (5) days after receipt of the Managing General Partner’s written request therefor such other and further statements of interest and holdings, designations, powers of attorney and other instruments that the Managing General Partner deems necessary to comply with any laws, rules or regulations relating to the business or proposed business of the Partnership.  Such power of attorney shall not supersede any other part of this Agreement nor shall it be used to deprive such Person of any of such Person’s rights under this Agreement or to deprive a Limited Partner or Assignee of his rights as a Limited Partner or Assignee.  It is intended only to provide a simplified system for execution of documents and the conduct of the business of the Partnership.

ARTICLE XVII.
MISCELLANEOUS PROVISIONS

17.1                        Notices.  All notices or other communications required or permitted to be given pursuant to this Agreement shall, in the case of notices or communications required or permitted to be given to Limited Partners, be in writing and shall be considered as properly given or made if personally delivered or if mailed by United States first class mail, postage prepaid, or if sent by prepaid telegram, and addressed to such Limited Partner’s address for notices as it appears on the records of the Partnership, and, in the case of notices or communications required or permitted to be given to a General Partner, shall be in writing and shall be considered as properly given or made if personally delivered, or if sent by prepaid telegram, or if mailed by United States certified or registered mail return receipt requested, postage prepaid, and addressed to a General Partner at 827 Fort Street, Honolulu, Hawaii 96813.  Any Limited Partner may change the address for notices, by giving notice of such change to the Partnership, and a General Partner may change its address for notices by giving notice of such change to all Limited Partners.  Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such Partner’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.  Any notice or other communication shall be deemed to have been given as of the date on which it is personally delivered or, if mailed or telegraphed, the date on which it is deposited in the United States mails or transmitted, in each case in compliance with the terms of this Section 17.1, except that any notice or other communication mailed or telegraphed to a General Partner which is not received by the General Partner within ten (10) days after the date of its mailing or transmission shall be deemed to have been given as of the date actually received by the General Partner.

17.2                        Choice of Law.  This Agreement and all rights and liabilities of the parties hereto with reference to the partnership shall be subject to and governed by the laws of the State of Delaware as applied to agreements among Delaware residents to be entered into and performed entirety within Delaware.

17.3                        Article and Section Headings.  The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

17.4                        Sole Agreement.  This Agreement and the exhibits hereto constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.

17.5                        Execution in Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all parties had all signed the same document.  All counterparts shall be construed together and shall constitute one agreement.  Each party shall become bound by the Agreement immediately upon affixing his or her signature hereto, independently of the signature of any other party.

17.6                        Remedies Cumulative.  The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

17.7                        Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

17.8                        Waiver of Action for Partition.  Each of the parties hereto irrevocably waives during the term of the Partnership any right that he may have to maintain any action for partition with respect to the Partnership Property.

17.9                        Assignability.  Subject to the restrictions on transferability contained herein, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

17.10                 Gender and Number.  Whenever the context requires, the gender of all words used hereby shall include the masculine, feminine and neuter, the singular of all words shall include the singular and plural, and the plural of all words shall include the singular and plural.

17.11                 Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

17.12                 Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

17.13                 Severability.  If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the maximum extent permissible under applicable law.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

GENERAL PARTNER:

ML RESOURCES, INC.

By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President

By:	/s/ Wayne W. Roumagoux
Wayne W. Roumagoux
Secretary

By:	ML RESOURCES, INC.
as attorney-in-fact for each of the Limited Partners

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President

	By:	/s/ Wayne W. Roumagoux
Wayne W. Roumagoux
Secretary